Execution Version

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN OMITTED.

Dated as of November 12, 2021 among
CURO CANADA RECEIVABLES LIMITED PARTNERSHIP,
by its general partner,
CURO CANADA RECEIVABLES GP INC.

as Borrower and
WF MARLIE 2018-1, LTD.

as Lender and
The Other Lenders Party Hereto and
WATERFALL ASSET MANAGEMENT, LLC

as Administrative Agent

SECOND AMENDED AND RESTATED ASSET-BACKED REVOLVING CREDIT AGREEMENT

SECTION    PAGE

ARTICLE I DEFINITIONS    1
SECTION 1.01    DEFINED TERMS    1
SECTION 1.02    TERMS GENERALLY    30
SECTION 1.03    ACCOUNTING TERMS; GAAP    31
SECTION 1.04    CDOR DISCONTINUANCE    31
SECTION 1.05    LIMITED PARTNERSHIP    31
ARTICLE II THE CREDITS    32
SECTION 2.01    THE LOANS    32
SECTION 2.02    NOTES    32
SECTION 2.03    APPLICATION OF PROCEEDS    32
SECTION 2.04    USE OF PROCEEDS    34
SECTION 2.05    INTEREST    34
SECTION 2.06    ADVANCES    36
SECTION 2.07    INCREASED COMMITMENTS.    38
SECTION 2.08    COMMITMENT REDUCTIONS AND PREPAYMENTS    39
SECTION 2.09    FEES    39
SECTION 2.10    CONTROLLED ACCOUNTS    40
SECTION 2.11    HEDGING COVENANT    40
SECTION 2.12    INCREASED COSTS    41
SECTION 2.13    WITHHOLDING OF TAXES; GROSS-UP    41
SECTION 2.14    PAYMENTS GENERALLY; ALLOCATION OF PROCEEDS; SHARING
OF SET-OFFS    45
SECTION 2.15    MITIGATION OBLIGATIONS; REPLACEMENT OF LENDER.    46
SECTION 2.16    DEFAULTING LENDER.    47
SECTION 2.17    RETURNED PAYMENTS    47
ARTICLE III REPRESENTATIONS AND WARRANTIES    47
SECTION 3.01    STATUS AND AUTHORITY    48
SECTION 3.02    LOCATION.    48
SECTION 3.03    PARTNERSHIP AGREEMENT    48
SECTION 3.04    NAMES    48
SECTION 3.05    IDENTIFICATION NUMBER.    48
SECTION 3.06    ORGANIZATION AND POWERS    48
SECTION 3.07    OWNERSHIP STRUCTURE    48
SECTION 3.08    AUTHORITY; NO CONFLICT OR VIOLATION.    48
SECTION 3.09    DUE EXECUTION.    49
SECTION 3.10    ENFORCEABILITY    49
SECTION 3.11    COMPLIANCE WITH LAWS, ETC.    49
SECTION 3.12    LITIGATION.    49
SECTION 3.13    INSOLVENCY EVENT; SOLVENCY    50
SECTION 3.14    PAYMENTS TO APPLICABLE SELLERS    50
SECTION 3.15    SALES NOT VOIDABLE    50
SECTION 3.16    PERFECTION.    50
SECTION 3.17    GOOD TITLE    50
SECTION 3.18    BANK ACCOUNTS    50
SECTION 3.19    CONTROL OF TRANSACTION ACCOUNT    50
SECTION 3.20    NO MATERIAL EVENT    51
SECTION 3.21    ACCURACY OF INFORMATION    51
SECTION 3.22    FINANCIAL STATEMENTS    51

SECTION    PAGE
SECTION 3.23    TAXES    51
SECTION 3.24    TAX STATUS    51
SECTION 3.25    VOLCKER RULE; INVESTMENT COMPANY ACT    51
SECTION 3.26    ANTI-MONEY LAUNDERING/INTERNATIONAL TRADE LAW
COMPLIANCE    51
SECTION 3.27    ANTI-TERRORISM LAWS    52
SECTION 3.28    POLICIES AND PROCEDURES    52
SECTION 3.29    ERISA COMPLIANCE AND CANADIAN PENSION PLANS    52
SECTION 3.30    MATERIAL ADVERSE EFFECT    53
SECTION 3.31    GOOD TITLE    53
SECTION 3.32    EMPLOYEES    53
SECTION 3.33    RECEIVABLES    53
SECTION 3.34    DATA PROTECTION.    54
ARTICLE IV CONDITIONS    54
SECTION 4.01    CONDITIONS TO EFFECTIVENESS    54
SECTION 4.02    CONDITIONS TO ADVANCES    56
ARTICLE V COVENANTS    57
SECTION 5.01    NAME OR STRUCTURAL CHANGES    57
SECTION 5.02    BUSINESS AND ACTIVITIES    57
SECTION 5.03    PARTNERSHIP    57
SECTION 5.04    SEPARATENESS    57
SECTION 5.05    COMPLIANCE WITH LAWS    58
SECTION 5.06    POLICIES AND PROCEDURES    58
SECTION 5.07    AUTHORIZATIONS    59
SECTION 5.08    RECORDS    59
SECTION 5.09    PERFORMANCE AND ENFORCEMENT OF THE SALE AND
SERVICING AGREEMENT    59
SECTION 5.10    OWNERSHIP    60
SECTION 5.11    SALES, LIENS    60
SECTION 5.12    TERMINATION OF SALE AND SERVICING AGREEMENT    60
SECTION 5.13    INDEBTEDNESS    60
SECTION 5.14    TAX STATUS    60
SECTION 5.15    TAXES    60
SECTION 5.16    USE OF PROCEEDS    60
SECTION 5.17    ANTI-TERRORISM LAWS    61
SECTION 5.18    FURTHER INFORMATION/ASSURANCES    61
SECTION 5.19    FINANCIAL STATEMENTS; BORROWING BASE AND OTHER INFORMATION.    61
SECTION 5.20    NOTICES OF MATERIAL EVENTS    62
SECTION 5.21    EXISTENCE; CONDUCT OF BUSINESS    63
SECTION 5.22    PAYMENT OF OBLIGATIONS    63
SECTION 5.23    BOOKS AND RECORDS; INSPECTION RIGHTS    63
SECTION 5.24    COMPLIANCE WITH LAWS AND MATERIAL CONTRACTUAL OBLIGATIONS    64
SECTION 5.25    ACCURACY OF INFORMATION.    64
SECTION 5.26    INDEBTEDNESS    64
SECTION 5.27    LIENS    64
SECTION 5.28    FUNDAMENTAL CHANGES    64
SECTION 5.29    NON-CONSOLIDATION.    64
SECTION 5.30    DISPOSALS    65
SECTION 5.31    SWAP AGREEMENTS    65

SECTION    PAGE
SECTION 5.32    RESTRICTED PAYMENTS    65
SECTION 5.33    RESTRICTIVE AGREEMENTS    65
SECTION 5.34    AMENDMENT OF ORGANIZATIONAL DOCUMENTS    65
SECTION 5.35    PARTNERSHIP CORPORATE COVENANTS    65
SECTION 5.36    ADMINISTRATIVE AGENT INSTRUCTIONS    66
SECTION 5.37    RECORDS    67
SECTION 5.38    DATA PROTECTION.    68
SECTION 5.39    SELLER COLLECTIONS ACCOUNTS BLOCKED ACCOUNT
AGREEMENT    68
SECTION 5.40    SECURITIZATION TRANSACTIONS    69
ARTICLE VI EVENTS OF DEFAULT, AMORTIZATION EVENTS AND RE-DIRECTION EVENTS    70
SECTION 6.01    EVENTS OF DEFAULT    70
SECTION 6.02    AMORTIZATION EVENTS    73
SECTION 6.03    RE-DIRECTION EVENTS    73
ARTICLE VII THE ADMINISTRATIVE AGENT    74
SECTION 7.01    APPOINTMENT    74
SECTION 7.02    RIGHTS AS A LENDER.    74
SECTION 7.03    DUTIES AND OBLIGATIONS    74
SECTION 7.04    RELIANCE    75
SECTION 7.05    ACTIONS THROUGH SUB-AGENTS    75
SECTION 7.06    RESIGNATION.    75
SECTION 7.07    NON-RELIANCE    76
SECTION 7.08    NOT PARTNERS OR CO-VENTURERS; ADMINISTRATIVE AGENT
AS REPRESENTATIVE OF THE SECURED PARTIES    77
SECTION 7.09    NO SERVICES IN CANADA.    77
ARTICLE VIII MISCELLANEOUS    77
SECTION 8.01    NOTICES    77
SECTION 8.02    WAIVERS; AMENDMENTS    79
SECTION 8.03    EXPENSES; INDEMNITY; DAMAGE WAIVER.    81
SECTION 8.04    SUCCESSORS AND ASSIGNS    83
SECTION 8.05    SURVIVAL.    87
SECTION 8.06    COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION.    87
SECTION 8.07    SEVERABILITY    87
SECTION 8.08    RIGHT OF SETOFF    88
SECTION 8.09    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS    88
SECTION 8.10    WAIVER OF JURY TRIAL    88
SECTION 8.11    CONFIDENTIALITY    89
SECTION 8.12    SEVERAL OBLIGATIONS; NON-RELIANCE; VIOLATION OF LAW    89
SECTION 8.13    USA PATRIOT ACT    90
SECTION 8.14    DISCLOSURE    90
SECTION 8.15    APPOINTMENT FOR PERFECTION.    90
SECTION 8.16    INTEREST RATE LIMITATION.    90
SECTION 8.17    NO ADVISORY OR FIDUCIARY RESPONSIBILITY    90
SECTION 8.18    ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA
FINANCIAL INSTITUTIONS    91
SECTION 8.19    JUDGMENT CURRENCY CONVERSION.    91
SECTION 8.20    CANADIAN ANTI-MONEY LAUNDERING LEGISLATION.    92

SECTION    PAGE
SECTION 8.21    AMENDMENT AND RESTATEMENT    92
SCHEDULE 1 COMMITMENT SCHEDULE    99
SCHEDULE 2 BORROWER OWNERSHIP STRUCTURE    100
SCHEDULE 3 SELLER COLLECTIONS ACCOUNTS    1
SCHEDULE 4 FORM OF BORROWING REQUEST    2
EXHIBIT A ASSIGNMENT AND ASSUMPTION    1
EXHIBIT B FORM OF BORROWING BASE CERTIFICATE    1
EXHIBIT C FORM OF REPAYMENT NOTICE    1
EXHIBIT D-1 U.S. TAX COMPLIANCE CERTIFICATE    2
EXHIBIT D-2 U.S. TAX COMPLIANCE CERTIFICATE    1
EXHIBIT D-3 U.S. TAX COMPLIANCE CERTIFICATE    1
EXHIBIT D-4 U.S. TAX COMPLIANCE CERTIFICATE    1

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is made as of November 12, 2021
(this "Agreement") among CURO Canada Receivables Limited Partnership, as the Borrower, the Lenders party hereto and Waterfall Asset Management, LLC, as the Administrative Agent.

WHEREAS the parties entered into the asset-backed credit agreement dated August 2, 2018, providing for, among other things, Loans to the Borrower by the Lenders party hereto, as amended by a first amendment dated September 20, 2018, a second amendment dated November 2, 2018, a third amendment dated December 20, 2018 and a fourth amendment dated April 26, 2019, and as amended and restated by that certain amended and restated asset-backed revolving credit agreement dated September 26, 2019, as amended by a first amendment dated March 25, 2020 and a second amendment dated April 29, 2020 (the “Original Credit Agreement”);

AND WHEREAS the Borrower, the Lenders party hereto and the Administrative Agent each desire to amend and restate the Original Credit Agreement as provided herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereby covenant and agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01    DEFINED TERMS.

As used in this Agreement and the other Transaction Documents, the following terms have the meanings specified below:

"Actual Loss Rate" means, at any time, the Default Ratio at such time, multiplied by 12.

"Administrative Agent" means Waterfall Asset Management, LLC, as investment manager on behalf of one or more investment management clients, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity as provided in Article VII.

"Administrative Agent Fee" means the fee pursuant to Section 2.09(c).

"Administrative Agent Fee Amount" has the meaning given to such term in the Fee Letter.

"Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

"Advance" means each advance of the Loans made to the Borrower pursuant to Section 2.01.

"Advance Amount" means the amount equal to (i) the applicable Advance Rate, multiplied by (ii) the excess of (A) the Aggregate Eligible Pool Balance, over (B) the Aggregate Outstanding Balance of Pending Eligible Receivables.

“Advance Rate” means, with respect to any Receivable, 90%, provided that if a Level 1 Collateral Trigger has occurred, the Advance Rate shall be reduced to 80%.

"Adverse Claim" means a security interest, lien, mortgage, charge, pledge, assignment, title retention, hypothec, encumbrance, ownership interest or other right or claim, including any filing or registration made in respect thereof, of or through any Person (other than the Borrower or the Administrative Agent).

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.

"Aggregate Availability" means, at any time, an amount equal to (a) the lesser of (i) the aggregate Commitments and (ii) the Borrowing Base, minus (b) the Aggregate Exposure as of such date (calculated, with respect to any Defaulting Lender in cases where the Administrative Agent has made the amount of outstanding Loans available to the Borrower pursuant to Section 2.06(d), as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Loans).

"Aggregate Eligible Pool Balance" means the number equal to (i) the Aggregate Outstanding Balance of all Purchased Receivables owned by the Borrower, less (ii) the Excess Portfolio Amounts.

"Aggregate Exposure" means, at any time, the aggregate Exposure of all the Lenders at such time.

"Aggregate Outstanding Balance" means, as of any date of determination, with respect to all, or such specified portion, of the Receivables (as the context requires), the sum of the aggregate of the Outstanding Balance of all, or such specified portion, of the Receivables as of such date of determination.

"AML Legislation" has the meaning assigned to such term in Section 8.20. "Amortization Date" has the meaning assigned to such term in Section 6.02. "Amortization Event" means the occurrence of any of the following events:
(a)at the discretion of the Administrative Agent, an Uncured Level 2 Verification Trigger Event;

(b)a Level 2 Collateral Trigger;

(c)an Event of Default;

(d)any Exposure remains outstanding at the end of the Revolving Period; and

(e)a Level 2 Regulatory Trigger Event,

provided that an Amortization Event in respect of the event in clause (b) above shall be deemed to occur on the Reporting Date in respect of such Collection Period.

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption.

"Anti-Terrorism Laws" means any applicable laws relating to terrorism or money laundering including Executive Order No. 13224, the USA Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC and other laws administered by the U.S. Department of the Treasury Financial Crimes Enforcement Network, and the Canadian Anti-Money Laundering & Anti- Terrorism Legislation (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

"Applicable Law" means all applicable federal, provincial, state, territorial and local laws, statutes, regulations, rules, executive orders, supervisory requirements, directives, guidelines, circulars, opinions, codes of conduct, decisions, rulings, advisories, bulletins, interpretive letters, and other official releases customarily considered to be binding of or by any government, or any authority, department, or agency thereof, as now and hereafter in effect.

"Applicable Percentage" means, with respect to the Lenders, a percentage equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the aggregate Commitments provided that, if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender's share of the Aggregate Exposure at that time); provided that, in accordance with Section 2.16, so long as the Lenders shall be a Defaulting Lender, such Defaulting Lender's Commitment shall be disregarded in the calculations above.

“Applicable Rate” has the meaning assigned to such term in the Fee Letter.

"Approved Fund" has the meaning assigned to such term in Section 8.04.

"Assignment and Assumption" means an assignment and assumption agreement entered into by the Lenders and an assignee (with the consent of any party whose consent is required by Section 8.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

"Availability" means, at any time, an amount equal to (a) the lesser of (i) the aggregate Commitments and
(ii) the Borrowing Base minus (b) the Aggregate Exposure (calculated, with respect to the Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Loans).

"Availability Period" means the period from and including the Effective Date to but excluding the earliest to occur of the Revolving Period End Date, an Amortization Event, a Level 1 Regulatory Trigger Event (provided that if the relevant Regulatory Action is released or terminated in a manner acceptable to the Administrative Agent, acting reasonably, then a Level 1 Regulatory Trigger Event shall no longer be considered to have occurred and the Availability Period shall be reinstated), at the discretion of the Administrative Agent, an Uncured Level 1 Verification Trigger Event, and the Maturity Date.

“Available Amount” has the meaning assigned to such term in Section 2.03.

"Available Commitment" means, at any time, the aggregate Commitments, minus the Aggregate Exposure (calculated, with respect to the Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Loans).

"Back-up Servicer" means SST Office Services Inc.

"Back-up Servicing and Verification Agency Agreement" means the Back-up Servicing and Verification Agency Agreement among the Servicers, the Back-up Servicer, the Administrative Agent and the Borrower.

"Back-up Servicing Fee" means the fees owing to the Back-up Servicer pursuant to the Back-up Servicing and Verification Agency Agreement.

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

"Bail-In Legislation" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

"Beneficial Owner" means, with respect to any Canadian federal or provincial (as applicable) withholding Tax, the beneficial owner, for Canadian federal or provincial (as applicable) income tax purposes, to whom such Tax relates.

"Billing Statement" has the meaning assigned to such term in Section 2.14(e).

"Blocked Person" means (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (iii) a Person with which any Lender is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224; (v) a Person that is named as a "specially designated national" on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or (vi) a Person who a parent or Subsidiary of a Person listed above.

"Board" means the Board of Governors of the Federal Reserve System of the U.S.

"Borrower" means CURO Canada Receivables Limited Partnership, a limited partnership formed under the laws of Ontario, by its general partner, CURO Canada Receivables GP Inc.

"Borrower Parties" means, collectively, the Credit Parties and the Curo Entities, and "Borrower Party" means any one of them.

"Borrower Party Plan" means each Plan that is established or maintained by any Borrower Party or any ERISA Affiliate thereof, or to which any Borrower Party or ERISA Affiliate thereof contributes, is obligated to contribute, or has any liability.

"Borrowing Base" means, as at any date of determination, the amount equal to (a) the relevant Advance Amount, plus (b) all Collections and other cash proceeds in the Transaction Account at such time, minus
(c)any accrued and unpaid interest and fees with respect to the Loans, and minus (d) any Insurance Costs.

"Borrowing Base Certificate" means a certificate, signed and certified as accurate and complete by a senior officer of the General Partner (in its capacity as general partner of the Borrower), in substantially the form of Exhibit B or another form which is acceptable to the Administrative Agent in its sole discretion.

"Borrowing Base Deficiency" means, as at any determination date, the amount by which the Aggregate Exposure exceeds the lower of (i) the Borrowing Base and (ii) the aggregate Commitments.

"Borrowing Date" means, in respect of each Advance, the date specified as such in the Borrowing Request applicable to such Advance.

"Borrowing Request" means a request by the Borrower for an Advance in accordance with Section 2.01 in the form set out in Schedule 4.

"Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario and New York City, New York are authorized or required by law to remain closed.

"CAD" or "Canadian Dollars" or "Dollars" or "$" means the lawful currency of Canada.

"Canadian Anti-Money Laundering & Anti-Terrorism Legislation" means the Criminal Code, R.S. 1985, C-46, The Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S. 2000, 17 and the United Nations Act, R.S. 1985, U-2 or any similar Canadian legislation, together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al-Qaida and Taliban Regulations promulgated under the United Nations Act.

"Canadian Pension Plan" means any pension plan organized under the laws of Canada or any province thereof.

“CDOR Rate” means [***].

"Change of Control" means the occurrence of any of the following:

(a)the direct or indirect sale, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of CURO Group Holdings Corp. and its Subsidiaries, taken as a whole, to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders;

(b)the adoption of a plan relating to the liquidation or dissolution of CURO Group Holdings Corp.;

(c)the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above) other than the Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act), except that for purposes of this clause (3) such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting stock of CURO Group Holdings Corp.;

(d)the first day on which a majority of the members of the Board of Directors of CURO Group Holdings Corp. and CURO Intermediate Holdings Corp. are not Continuing Directors;

(e)the consummation of the first transaction (including any merger or consolidation), the result of which is that any "person" (as defined above) other than the Permitted Holders becomes the "beneficial owner" (as defined above), directly or indirectly, of more of the voting stock of CURO Group Holdings Corp. than is at that time beneficially owned by the Permitted Holders in the aggregate (except that for purposes of this clause (5) such Permitted Holders shall be deemed to have "beneficial ownership" of all shares of voting stock that such Permitted Holders have the right to acquire, whether such right is exercisable immediately or only after the passage of time); provided, that such transaction shall not constitute a Change of Control unless such "person" then owns, directly or indirectly, in the aggregate, more than 35% of the voting stock of CURO Group Holdings Corp.; or

(f)the first day on which CURO Group Holdings Corp. ceases to "beneficially own" (as defined above) 100% of the outstanding voting stock of any other Borrower Party.

"Change in Law" means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c)

compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (d) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (e) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted, issued or implemented.

"Charged-Off Receivable" means any Receivable which remains unpaid for more than ninety (90) days from the original due date for such payment or otherwise has been or should have been charged-off or identified by the Servicers as uncollectable in accordance with the Credit and Collection Policies;

"Charges" has the meaning assigned to such term in Section 8.16.

"Chattel Paper" has the meaning assigned to such term in the General Security Agreement. "Code" means the Internal Revenue Code of 1986, as amended from time to time.
"Closing Date" means August 2, 2018.

"Closing Payment" means, with respect to any Purchase, the Closing Payment as set out in the relevant Purchase Notice.

"Collateral" means any and all property owned, leased or operated by a Credit Party and any and all other property of the Borrower, now existing or hereafter acquired, that may at any time be, become or be intended to be, subject to a security interest or Lien in favour of the Administrative Agent, on behalf of itself and the Lenders and other Secured Parties, to secure the Secured Obligations.

"Collateral Trigger Event" means the occurrence of a Level 1 Collateral Trigger, a Level 2 Collateral Trigger or a Level 3 Collateral Trigger.

"Collection Period" means the period from, and including, the first day of any calendar month to, and including, the last day of such calendar month.

"Collections" means, with respect to any Receivable, (a) all cash collections and other cash proceeds of such Receivable and (b) all cash proceeds in the Related Rights for such Receivable, in each case including, but not limited to, principal, interest, fees, liquidation proceeds, payments received in connection with Insurance and proceeds from Insurance.

"Commitment Schedule" means the Schedule attached hereto identified as such.

"Commitment" means, with respect to each Lender, such Lender's commitment to make Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Exposure hereunder, as such commitment may be reduced from time to time pursuant to (a) Section 2.08 and (b) assignments by or to such Lender pursuant to Section 8.04. The initial amount of each Lender's Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

"Communications" has the meaning assigned to such term in Section 8.01(d).

"Confidential Personal Information" means any and all information or data protected by Privacy Laws, including (without limitation) information or data that: (a) is personal information or information about an identifiable individual (as more particularly defined in the applicable Privacy Laws) that was collected, used, disclosed or accessible to the Sellers or the Servicers; or (b) is information from which an individual or individual's identity can be ascertained either from the information itself or by combining the information with information from other sources available to the parties.

"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Continuing Director" means, as of any date of determination, any member of the Board of Directors of CURO Group Holdings Corp. and CURO Intermediate Holdings Corp. (as applicable) who (1) was a member of such Board of Directors on the date of this Agreement or (2) was (x) nominated for election or elected to such Board of Directors with the approval, recommendation or endorsement of a majority of the directors who were members of such Board of Directors on the date of this Agreement or whose nomination or election to the Board of Directors was previously so approved or (y) designated or appointed, directly or indirectly, by the Permitted Holders.

"Control" means, other than in the case of Section 3.19, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

"Cost of Funds" means, with respect to any Collection Period, a percentage equal to (1) the sum of any interest and fee amounts payable under Section 2.03(b), divided by (2) the average daily balance of the Aggregate Eligible Pool Balance during such Collection Period; and such resulting quotient multiplied by
(3) twelve.

“Credit and Collection Policies” means, with respect to the Sellers, the applicable credit and collection and risk underwriting policies for the Receivables as in effect on the Closing Date and approved by the Lenders, namely the documents entitled:

(a)Risk Underwriting Policies Supplement;
(b)Internet Lending Credit Policy – Cash Money;
(c)Brick and Mortar Credit Policy – Cash Money;
(d)Internet Lending Credit Policy – LendDirect;
(e)Brick and Mortar Credit Policy – LendDirect;
(f)Risk and Analytics Approval Procedures, dated October 2017;
(g)Contact Centre P&P – Recovery Department Only, dated June 13, 2018;
(h)Due Date Changes – Line of Credit Loans; and
(i)Due Date Changes – Installment Loans,
as scheduled in Schedule D to the Sale and Servicing Agreement, as amended, replaced or supplemented from time to time to the extent permitted under the Transaction Documents.

"Credit Parties" means, collectively, the General Partner and the Borrower, and "Credit Party" means either of them.

"Curo Entities" means, collectively, CURO Group Holdings Corp., CURO Financial Technologies Corp. CURO Intermediate Holdings Corp., CURO Management LLC (NV) and each Seller, and "Curo Entity" means any one of them.

"CURO Score" means a proprietary credit risk score determined by the Sellers.

"Customer Data" means all data and information supplied or provided or made available directly or indirectly to the Sellers and the Servicers by Obligors, including: (a) Confidential Personal Information; (b) the customer data of the Sellers and the Servicers, (c) the result of the processing of any such data, or data that is generated or derived or collected in any connection with the origination and servicing of the Receivables; and (d) all such data and information of the Sellers' or the Servicers' contractors, agents or other third parties.

"Cut-off Date" means, with respect to any Purchase, the Cut-off Date as set out in the relevant Purchase Notice.

"Data Requirements" means Privacy Laws applicable to the Sellers' and the Servicers' conduct of business, all agreements to which it is bound, and all internal or customer-facing policies of the Sellers and the Servicers, in each case with respect to collection, use, storage, transfer, privacy, protection, or security of information.

"Deemed Collection" has the meaning assigned to such term in Section 5.04 of the Sale and Servicing Agreement.

"Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

"Default Ratio" means, at any time, the ratio (expressed as a percentage) computed by dividing (a) the Aggregate Outstanding Balance as at end of the last day of the immediately preceding Collection Period of all Purchased Receivables that were Defaulted Receivables as at the end of such day (excluding any Receivables that were subject to a First Payment Default as at the end of such day), by (b) the Aggregate Outstanding Balance of all Purchased Receivables as at the end of such day (excluding any Receivables that were subject to a First Payment Default as at the end of such day).

"Defaulted Receivable" means a Receivable: (a) as to which the Obligor thereof is Insolvent, (b) which became or should have become charged-off or identified by the Servicers as uncollectable in accordance with the Credit and Collection Policies, or (c) as to which any payment, or part thereof, remains unpaid for more than sixty (60) days and less than ninety-one (91) days from the original due date for such payment.

"Defaulting Lender" means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Finance Party any other amount required to be paid by it hereunder or any other Loan Document, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Borrower or any Finance Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement or any other Loan Document (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit,
(c) has failed, within three Business Days after request by a Finance Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Finance Party's receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become Insolvent.

"Delinquency Ratio" means, at any time, the ratio (expressed as a percentage) computed by dividing (a) the Aggregate Outstanding Balance as at end of the last day of the immediately preceding Collection Period of all Purchased Receivables that were Delinquent Receivables but not Defaulted Receivables as at the end of such day (excluding any Receivables that were subject to a First Payment Default as at the end of such day) by (b) the Aggregate Outstanding Balance of all Purchased Receivables as at the end of such day (excluding any Receivables that were subject to a First Payment Default as at the end of such day).

"Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for more than thirty (30) days and less than sixty-one (61) days from the original due date for such payment.

"Discrepancy Ratio" means the ratio computed by dividing (a) the total number of Receivables in a Loan Data Tape reviewed by the Verification Agent in a verification period pursuant to the Back-up Servicing and Verification Agency Agreement containing discrepancies, by (b) the total number of Receivables in a Loan Data Tape reviewed by the Verification Agent in that verification period pursuant to the Back-up Servicing and Verification Agency Agreement, as indicated in any Verification Certificate (as defined in the Back-up Servicing and Verification Agency Agreement).

"EEA Financial Institution" means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or
(b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 8.02).

"Electronic Signature" means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

"Electronic System" means any electronic system, including e-mail, e-fax, web portal access for the Borrower, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Receivable” means [***].

"Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

"ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30 day notice period is waived);
(b) the failure to satisfy the "minimum funding standard" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan;

(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Section 4245 of ERISA, or is in critical or endangered status within the meaning of Section 432 of the Code.

"EU Bail-In Legislation Schedule" means the "EU Bail-In Legislation Schedule" published by the Loan Market Association (or any successor Person), as in effect from time to time.

"Events of Default" has the meaning assigned to such term in Article VI, and “Event of Default” means any such event.

"Excess Portfolio Amount" means, at any time of determination, the Aggregate Outstanding Balance by which the Purchased Receivables exceed or do not qualify under the relevant Portfolio Limits at such time.

"Excess Spread Percentage" means, at any time in respect of the immediately preceding Collection Period, a percentage equal to the Weighted Average Portfolio Interest Rate less the Actual Loss Rate less the Cost of Funds less Servicing Cost plus the Net Insurance Premium Yield, in each case as at the end of such Collection Period.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) Taxes imposed pursuant to the ITA as a result of the Recipient (i) not dealing at arm’s length (within the meaning of the ITA) with the Borrower, or
(ii) being a "specified non-resident shareholder" (within the meaning of subsection 18(5) of the ITA) of a member of the Borrower or not dealing at arm’s length with a "specified shareholder" (within the meaning of subsection 18(5) of the ITA) of a member of the Borrower; (c) in the case of a Lender, U.S. federal and Canadian federal and provincial withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.15(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office; (d)
U.S. federal and Canadian withholding Taxes attributable to such Recipient's failure to comply with Section 2.13(f); and Section 2.13(d) and (e) any U.S. federal withholding Taxes imposed under FATCA.

"Expenses Cap" means, with respect to a period consisting of twelve (12) consecutive Monthly Settlement Dates, $100,000 per annum.

"Exposure" means, with respect to any Lender at any time, the outstanding principal amount of such Lender's Loans at such time.

"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Fee Letter” means the fee letter dated on or about the date hereof between WF Marlie 2018-1, Ltd. And the Borrower in respect of the determination of the Administrative Agent Fee Amount, the Applicable Rate, the Financing Premium Rate and the Financing Fee Rate, as such fee letter may be amended, restated, supplemented, replaced or otherwise modified from time to time.

"FICO Score" means a credit score determined using analytics developed by the Fair Isaac Corporation and commonly referred to as a FICO Score.

"FFL Group" means (i) Friedman Fleischer & Lowe, LLC and its Affiliates and (ii) any investment vehicle that is managed (whether through ownership of securities having a majority of the voting power or through management of investments) by any Person listed in clause (i), but excluding any portfolio companies (other than any Curo Entity or any Subsidiary of a Curo Entity) of any such Person.

"Finance Parties" means the Administrative Agent and the Lenders.

“Financial Covenant” means the covenants in Article X(k) in the Parent Guaranty.

“Financing Assignment Designation” means a designation of Purchased Assets as assets to be sold on a specified date by the Borrower in connection with any Securitization Transaction in accordance with Section 5.40.

“Financing Assignment Designation Cut-Off Date” means, in respect of any Financing Assignment Designation, the cut-off date specified as such in the related Financing Transaction Notice.

"Financing Fee" means the fee pursuant to Section 2.09(b).

“Financing Fee Rate” has the meaning given to such term in the Fee Letter.

"Financing Premium" means the fee pursuant to Section 2.09(a).

“Financing Premium Rate” has the meaning given to such term in the Fee Letter.

“Financing Transaction Notice” has the meaning given to such term in Section 5.40.

“Financing Transaction Prepayment Amount” has the meaning given to such term in Section 5.40. “Financing Transaction Release List” has the meaning given to such term in Section 5.40.
"First Payment Default" means the failure by an Obligor to make its first scheduled payment under the relevant Underlying Agreement.

"First Payment Default Ratio" means, as of any date of determination, the ratio (expressed as a percentage) computed by dividing (a) the Aggregate Outstanding Balance of the Purchased Receivables which were subject to a First Payment Default during the most recently completed Collection Period, by (b) the Aggregate Outstanding Balance of the Purchased Receivables which were purchased by the Borrower during such Collection Period.

“Flexiti” means Flexiti Financial Inc. and its successors.

“Flexiti Addition Date” means that date on which Flexiti has joined the Sale and Servicing Agreement as a Seller on terms mutually agreeable to the parties thereto and the Administrative Agent, acting reasonably.

“Flexiti Non-Prime Receivables” means those receivables originated by Flexiti, as mutually agreed by the parties hereto.

"Foreign Lender" means (a) if a Borrower is a U.S. Person, a Lender, with respect to the Borrower, that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender, with respect to the Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

"Foreign Plan" means any benefit plan that is maintained or is contributed to by any Borrower Party that, under the applicable Law of any jurisdiction other than the United States, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Founders” means each of (i) Doug Rippel, (ii) Chad Faulkner, (iii) Mike McKnight, (iv) Joseph Genova, (v) the J.P. Genova Family Trust and (vi) any (a) spouse or lineal descendent (whether natural or adopted) of any Person listed in clauses (i) through (v) or (b) trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of such Person and/or any of the Persons referred to in the immediately preceding clause (a).

"GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

"General Partner" means CURO Canada Receivables GP Inc. and any successor or permitted assignee thereof.

"General Security Agreement" means that certain security agreement (including any and all supplements thereto), dated as of the Effective Date, among the Borrower and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement governed by the laws of a province or territory of Canada entered into, after the date of this Agreement by the Borrower (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Governmental Authority" means the government of the U.S., Canada, any other nation or any political subdivision thereof, whether state, provincial, territorial, or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or
(d)as an account party in respect of any letter of credit or letter of guarantee issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means Curo Group Holdings Corp.

"Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guarantee, (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (j) obligations in respect of any earn-out obligation for which the payment amount is capable of being determined or for which the obligation is evidenced by a promissory or similar instrument. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in subsection (a), Other Taxes.

"Indemnitee" has the meaning assigned to such term in Section 8.03(b).

"Industry Regulatory Action" means any inquiry, investigation, legal action or proceeding by any Governmental Authority alleging any noncompliance by any member of the consumer credit industry with such jurisdiction's applicable consumer credit laws or insurance laws as a result of a method, practice, action, inaction, condition, event or circumstance that is consistent in all material respects with the same or any similar method, practice, action, inaction, condition, event or circumstance engaged in by or applicable to any Borrower Party or any third party engaged by any Borrower Party.

"Ineligible Institution" has the meaning assigned to such term in Section 8.04(b). "Information" has the meaning assigned to such term in Section 8.11.

"Initial Servicers" means Curo Canada Corp., LendDirect Corp. (Canada) and, following the Flexiti Addition Date, Flexiti, and "Initial Servicer" means any of them.

"Insolvency Event" means the occurrence of any of the following:

(a)a Credit Party shall:

(i)apply for or consent to the appointment of, or the taking of possession by a receiver, custodian, administrator, trustee, liquidator or other similar official for itself or any other Credit Party or for all or any substantial part of its or any other Credit Party's assets;
(ii)commit an act of bankruptcy;
(iii)make a general assignment for the benefit of creditors, or otherwise commence or consent to the commencement of proceedings under the Bankruptcy and Insolvency Act (Canada) (including proceedings in connection with any proposal or notice of intention to make a proposal thereunder), the Companies’ Creditors Arrangement Act (Canada) or under any other Insolvency Law, or consent to any orders sought in any such proceedings, in each case in respect of any Credit Party or its property;
(iv)take any corporate or partnership action to authorize, or expressly state any intention to take, any of the actions described in (i) through (iii) above; or
(v)(A) be unable to meet its obligations as they generally become due, (B) cease paying its current obligations in the ordinary course of business as they generally become due, (C) cease to have property that, at a fair valuation, is sufficient, or, if disposed of at a fairly conducted sale under legal process, would be sufficient to enable payment of all of its obligations, due and accruing due, or (D) admit in writing that any of (A) through (C) have occurred in respect of any Credit Party;
(b)a receiver, custodian, administrator, trustee, liquidator or other similar official is appointed over a Credit Party or over all or any substantial part of a Credit Party’s assets; or

(c)in respect of any Credit Party, an involuntary proceeding shall be commenced seeking:
(A) to adjudicate any Credit Party a bankrupt or insolvent; (B) relief in respect of any Credit Party or a substantial part of such Credit Party’s assets under the Bankruptcy and Insolvency Act (Canada) (including proceedings in connection with any proposal thereunder), the Companies’ Creditors Arrangement Act (Canada) or any other Insolvency Law; or (C) the appointment of a receiver, trustee, custodian, liquidator or similar official for any Credit Party or any substantial part of such Credit Party’s property.

"Insolvency Law" means the Companies’ Creditors Arrangement Act (Canada), Bankruptcy and Insolvency Act (Canada), Winding-up and Restructuring Act (Canada), the Limited Partnerships Act (Ontario) and all other winding-up, liquidation, dissolution, conservatorship, bankruptcy, moratorium, protection, composition, arrangement, receivership, insolvency, reorganization, or similar laws of Canada or other applicable jurisdictions, including at common law or equity, from time to time in effect and affecting the rights of creditors generally.

"Insolvent" means, in respect of any Person:

(a)such Person:

(i)applies for or consents to the appointment of, or the taking of possession by a receiver, custodian, administrator, trustee, liquidator or other similar official over such Person or all or any substantial part of such Person’s assets;
(ii)commits an act of bankruptcy;
(iii)makes a general assignment for the benefit of creditors, or otherwise commences or consents to the commencement of proceedings under the Bankruptcy and Insolvency Act (Canada) (including proceedings in connection with any proposal or notice of intention to make a proposal thereunder), the Companies’ Creditors Arrangement Act (Canada) or under any other Insolvency Law, or consents to any orders sought in any such proceedings, in each case in respect of such Person or such Person’s property;
(iv)takes any corporate or partnership action to authorize, or expressly states any intention to take, any of the actions described in (i) through (iii) above; or

(v)(A) is unable to meet such Person’s obligations as they generally become due, (B) ceases paying such Person’s current obligations in the ordinary course of business as they generally become due, (C) ceases to have property that, at a fair valuation, is sufficient, or, if disposed of at a fairly conducted sale under legal process, would be sufficient to enable payment of all of such Person’s obligations, due and accruing due, or (D) admits in writing that any of (A) through (C) have occurred in respect of such Person;
(b)a receiver, custodian, administrator, trustee, liquidator or other similar official is appointed over such Person or over all or any substantial part of such Person’s assets;

(c)an involuntary proceeding shall be commenced seeking: (i) to adjudicate such Person a bankrupt or insolvent; (ii) relief in respect of such Person or a substantial part of such Person’s assets under the Bankruptcy and Insolvency Act (Canada) (including proceedings in connection with any proposal thereunder), the Companies’ Creditors Arrangement Act (Canada) or any other Insolvency Law; or (iii) the appointment of a receiver, trustee, custodian, liquidator or similar official for such Person or any substantial part of such Person’s property; or

(d)security enforcement, sale or foreclosure steps shall have been taken against such Person or a substantial part of such Person’s property under the PPSA or similar laws of any other jurisdiction.

"Installment Loan Receivables" means, collectively, the installment loans described in the related Underlying Agreements as personal loan agreements for fixed rate loans, and "Installment Loan Receivable" means any one of them.

"Insurance" means, collectively, the insurance made available to Obligors by Insurers with respect to Receivables under the Master Insurance Contracts.

"Insurance Costs" means, collectively, the amounts paid or required to be paid by the Borrower to any Insurer out of Insurance premiums received from Obligors in accordance with any Master Insurance Contracts entered into by the Sellers, and "Insurance Cost" means any of such amounts.

"Insurers" means Canadian Premier Life Insurance Company and any other insurer that provides Insurance pursuant to the Master Insurance Contracts, to the extent permitted under the Transaction Documents, and “Insurer” means any of them.

"Intercreditor Agreement" means the intercreditor agreement dated September 20, 2018 between the Royal Bank of Canada, the Borrower, Curo Canada Corp. (formerly, Cash Money Cheque Cashing Inc.) and LendDirect Corp.

"Interest Distribution Amount" means, in respect of a Collection Period, (a) the daily weighted average outstanding principal amount of the Loans for such Collection Period, multiplied by (b) the Applicable Rate, divided by (c) 360, and multiplied by (d) the number of days in such Collection Period.

"Insurer Notification Letters" means the notification letter delivered to Canadian Premier Life Insurance Company dated on or about the date hereof.

"Intercompany Debt" means any Indebtedness from time to time owing by any Seller to any Affiliate thereof.

"Interest Rate Caps" means interest rate cap transactions in which the Borrower as buyer receives payments at the end of each period in which the interest rate exceeds the agreed strike rate, and "Interest Rate Cap" means any such transaction.

"Investment Company Act" means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

"IRS" means the United States Internal Revenue Service. "ITA" means the Income Tax Act (Canada).
"Judgment Currency Conversion Date" has the meaning assigned to such term in Section 8.19(a). "Judgment Currency" has the meaning assigned to such term in Section 8.19(a).

"Judgment Threshold" means, with respect to each Borrower Party, $250,000.

"Lender" means the Persons listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to Section 8.04 or an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption.

“Level 1 Collateral Trigger” means [***].

“Level 1 Regulatory Trigger Event” means [***].
“Level 1 Verification Trigger Event” means [***].

“Level 2 Collateral Trigger” means [***].

“Level 2 Regulatory Trigger Event” means [***].

“Level 2 Verification Trigger Event” means [***].

“Level 3 Collateral Trigger” means [***].

“Level 3 Regulatory Trigger Event” means [***].

"Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothec (whether legal or conventional), hypothecation, encumbrance, charge, option or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

"Line of Credit Loan Receivables" means, collectively, the line of credit loans described in the related Underlying Agreements as personal loan agreements for lines of credit, and "Line of Credit Loan Receivable" means any one of them.

"Loan Documents" means, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, the General Security Agreement, the Fee Letter, the Parent Guaranty and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favour of, the Administrative Agent or any Lender and including intercreditor agreements, subordination agreements and all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Borrower Party, or any employee of any Borrower Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

"Loan Level Data Tape" has the meaning ascribed thereto in the Back-up Servicing and Verification Agency Agreement.

"Loans" means loans and advances made by the Lenders to the Borrower pursuant to this Agreement, together with interest accrued thereon and fees and costs incurred in connection therewith.

“Make Whole Amount” means [***].

"Master Insurance Contracts" means, collectively, the Master Insurance Policies and the Master Insurance Marketing Agreement, and "Master Insurance Contract" means any of them.

"Master Insurance Marketing Agreement" means the lender marketing agreement for group creditor insurance plan between Canadian Premier Life Insurance Company, Premium Services Group Inc., LendDirect Corp. and Curo Canada Corp. (formerly, Cash Money Cheque Cashing Inc.) dated March 8, 2018, as amended, replaced or supplemented, from time to time to the extent permitted under the Transaction Documents.

"Master Insurance Policies" means, collectively, the following master insurance policies:

(a)policy number LOC001-CM01 between Canadian Premier Life Insurance Company and Curo Canada Corp. (formerly, Cash Money Cheque Cashing Inc.);

(b)policy number LOC001-LD01 between Canadian Premier Life Insurance Company and LendDirect Corp.;

(c)policy number ST001-CM01 between Canadian Premier Life Insurance Company and Curo Canada Corp. (formerly, Cash Money Cheque Cashing Inc.);

in each case, as amended, replaced or supplemented, from time to time to the extent permitted under the Transaction Documents, and "Master Insurance Policy" means any of them.

"Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise of any of (i) the Borrower Parties taken as a whole, (ii) any of the Credit Parties, (iii) any of the Sellers, or (iv) any of the Servicers, (b) the ability of any of the Borrower Parties to perform any of its obligations under any of the Loan Documents to which it is a party, (c) a material portion of the Collateral, the Administrative Agent's Liens (on behalf of itself and other Secured Parties) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Administrative Agent or the Lenders under any of the Loan Documents.

"Maturity Date" means August 2, 2026 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

"Maximum Principal Amount" means three hundred fifty million ($350,000,000), provided that that such amount may be increased in an amount as agreed by and in accordance with Section 2.07 up to a maximum of four hundred fifty million dollars ($450,000,000).

"Maximum Rate" has the meaning assigned to such term in Section 8.16.

“Monthly Settlement Date” means the first Weekly Settlement Date of each calendar month. "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
"Net Insurance Premium Yield" means, at any time in respect of a Collection Period, the ratio (expressed as a percentage) computed by dividing (i) the amount paid by Obligors in connection with Insurance premiums during such Collection Period, less the Insurance Cost during such Collection Period, by (ii) the Aggregate Outstanding Balance of all Eligible Receivables as of the last day of such Collection Period.

"Obligor" means, with respect to any Receivable, the Person or Persons obliged to make payments in respect thereof.

"OFAC" means the Office of Foreign Assets Control of the United States Department of the Treasury.

"Online Receivables" means all Receivables which were originated (and, for the avoidance of doubt, with respect to Installment Loan Receivables are fully funded) by the Sellers through an online platform in accordance with the applicable Requirements of Law.

"Organizational Documents" of any Person means its memorandum and articles of association, articles or certificate of incorporation or formation and by-laws, limited liability agreement, partnership agreement, declaration of trust or other comparable charter or organizational documents as amended from time to time and shall include with respect to the Borrower, the Partnership Agreement.

"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or any Loan Document).

"Other Taxes" means all present or future stamp, court or documentary, intangible, value added, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.15).

"Outstanding Balance" means, with respect to any Receivable at any time, the outstanding balance, which remains unpaid and owing from the relevant Obligor at such time, excluding any amount payable on account of fees, commissions, finance charges, late payment charges and other similar items.

“Parent Guaranty” means the second amended and restated guaranty provided by CURO Group Holdings Corp. dated on or about the date hereof.

"Participant Register" has the meaning assigned to such term in Section 8.04(d). "Participant" has the meaning assigned to such term in Section 8.04(c).
"Partnership Agreement" means the limited partnership agreement in respect of the Borrower dated as of July 30, 2018 between, inter alia, the General Partner as general partner.

"PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pending Eligible Receivables” means [***].

"Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

"Permitted Encumbrances" means, with respect to any Person or its assets, (a) any inchoate Liens for current taxes, assessments, levies, fees and other government and similar charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP, but only so long as foreclosure, execution or garnishment with respect to such Lien is not imminent and the use and value of the property to which the liens attach are not impaired during the pendency of such proceedings, (b) with respect to Curo Canada Corp., any Lien in favor the Royal Bank of Canada in connection with the amended and restated letter agreement dated as of July 3, 2018 between Curo Canada Corp. (formerly, Cash Money Cheque Cashing Inc.) and the Royal Bank of Canada, as amended, modified, supplemented, restated or replaced from time to time, pursuant to which the Royal Bank of Canada provides certain secured facilities to Curo Canada Corp., provided that such encumbrance has been released by the Royal Bank of Canada in respect of any Purchased Assets sold pursuant to the Sale and Servicing Agreement effective as of the date and time that such Purchased Assets are sold to the Borrower and, for the avoidance of doubt, shall not be considered to be a Permitted Encumbrance in respect of any Purchased Assets upon their Purchase,
(c)any Lien in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) under the Transaction Documents, and (d) any other Lien which the Administrative Agent has consented to in writing, and, for the avoidance of doubt, Liens arising under ERISA are not Permitted Encumbrances.

"Permitted Holders" means the Founders and the FFL Group.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"PIPEDA" means the Personal Information Protection and Electronic Documents Act, S.C. 2000, c. 5.

"Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

“Portfolio Limits” means [***].

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto and related Minister's Orders, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Loan Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in any applicable jurisdiction in Canada, "PPSA" means the Personal Property Security Security Act or such other applicable legislation (including, the Civil Code of Quebec) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Prepayment Fee” means [***].
"Principal Balance" means, with respect to a Receivable, the outstanding principal balance owing on such Receivable.

"Privacy Laws" means PIPEDA and any regulations thereunder, as amended, replaced or supplemented from time to time, and any other similar applicable federal, provincial or territorial legislation now in force or that may in the future come into force in Canada governing the protection of personal information in the private sector.

"Proceeds of Crime Act" means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act
(Canada), as amended from time to time, and including all regulations thereunder. "Projections" has the meaning assigned to such term in Section 5.19(d).
"Purchase" means each purchase by the Borrower of Purchased Receivables pursuant to the terms of the Sale and Servicing Agreement and a Purchase Notice.

"Purchase Date" means, in respect of each Purchase, the date specified as such in the Purchase Notice applicable to such Purchase.

"Purchase Notice" means an offer by the Sellers to sell assets to the Borrower in the form attached as Schedule A to the Sale and Servicing Agreement.

"Purchased Assets" means the Receivables purchased by the Borrower under the Sale and Servicing Agreement (other than those repurchased by the Sellers), the Related Rights thereto and the related Collections.

"Purchased Receivables" means Eligible Receivables and Pending Eligible Receivables that are purchased pursuant to the Sale and Servicing Agreement.

"Qualified Lender" means a financial institution that is listed on Schedule I, II, or III of the Bank Act (Canada), has received an approval to have a financial establishment in Canada pursuant to Section 522.21 of the Bank Act (Canada) or is not a foreign bank for purposes of the Bank Act (Canada), and if such financial institution is not deemed to be resident of Canada for purposes of the ITA, that financial institution deals at arm's length with the Borrower for purposes of the ITA.

"Receivables" means (a) the indebtedness and other obligations originally owed to Curo Canada Corp. and LendDirect Corp. (Canada) in connection with any and all liens, installment sale agreements, instruments, consumer finance paper and/or promissory notes securing and evidencing unsecured multi- pay consumer line of credit and installment loans made and/or acquired by Curo Canada Corp. or LendDirect Corp. (Canada), as the case may be, which were originated in accordance with the Credit and Collection Policies or which are otherwise included as Collateral; and (b) with the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld, Flexiti Non-Prime Receivables.

"Receivables Sale Termination Notice" has the meaning given to such term in Section 5.36.

"Recipient" means, as applicable, (a) the Administrative Agent and (b) any Lender, or any combination thereof (as the context requires).

"Records" means, at any time in relation to a Seller and with respect to any Receivable, all contracts and other documents, records and other information (including, without limitation, computer programs, tapes, disks, data processing software and related property and rights) relating to such Receivables, any Related Rights and the related Obligor, in each case, related to such Seller, which are reasonably necessary, in light of the circumstances then subsisting, to service or enforce such Receivable and Related Rights.

"Re-Direction Event" means the occurrence of any of the following events:

(a)a Level 2 Collateral Trigger; and

(b)a Level 2 Regulatory Trigger Event.

"Register" has the meaning assigned to such term in Section 8.04(b).

"Regulatory Action" means, other than a Routine Inquiry, any inquiry, investigation, legal action or proceeding by any Governmental Authority alleging any noncompliance by any Borrower Party or, to the knowledge of the Borrower or any other Curo Entity, any third party engaged by a Borrower Party with such jurisdiction’s applicable consumer credit laws or insurance laws, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect as determined by the Administrative Agent in its Permitted Discretion.

"Regulatory Trigger Event" means a Level 1 Regulatory Trigger Event, a Level 2 Regulatory Trigger Event or a Level 3 Regulatory Trigger Event.

"Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person's Affiliates.

"Related Rights" means, in respect of any Receivable:

(a)all Liens and property securing or attaching to such Receivable from time to time, if any, purporting to secure payment of such Receivable or otherwise, together with any and all security documents describing any assets securing such Receivable;

(b)all deposits, insurance, guarantees, letters of credit, indemnities, warranties and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Underlying Agreement for such Receivable or otherwise;

(c)all rights to receive and obtain payment under the Underlying Agreement for such Receivable including rights of enforcement under the Underlying Agreement against the relevant Obligor;

(d)all Records related to such Receivable;

(e)all rights to enforce payment under the Underlying Agreement against the relevant Obligor and all rights to demand, sue for, recover, receive and give receipt for all such amounts;

(f)all Collections and any other proceeds (including the proceeds of any sale or disposal) related to such Receivable; and

(g)all proceeds of any of the foregoing.

"Repayment Notice" means a notice in the form set forth in Exhibit C hereto.

"Replacement Servicer Fee" has the meaning assigned to such term in Section 7.03 of the Sale and Servicing Agreement.

"Report" means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Borrower from information furnished by or on behalf of the Borrower, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

"Reporting Date" means the tenth (10th) calendar day of each month (or, if such day is not a Business Day, the first Business Day to occur thereafter).

"Required Lenders" means, at any time, one or more Lenders (other than Defaulting Lender) having Exposures and unused Commitments representing more than 50% of the sum of the Aggregate Exposure and unused Commitments at such time.

"Requirement of Law" means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

"Revolving Period" means the period from the Closing Date until the Revolving Period End Date.

"Revolving Period End Date" means the earliest of (i) August 2, 2025, (ii) the occurrence of an Amortization Event or (iii) the occurrence of an Event of Default.

"Routine Inquiry" includes, without limitation, any inquiry, written or otherwise, made by a Governmental Authority via a form letter or otherwise which does not contain any specific allegations or violations, other than in connection with the routine transmittal of a consumer complaint.

"Sale and Servicing Agreement" means the second amended and restated sale and servicing agreement between the Borrower and the Sellers for the purchase of Eligible Receivables from time to time in accordance with the terms and conditions therein, dated on or about the date hereof.

"Sanctioned Country" means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba (but not with respect to Canada or to the Borrower), Iran, North Korea, Sudan and Syria).

"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the Government of Canada, the Government of any province or territory of Canada or by the United Nations Security Council, the European Union or any EU member state, Her Majesty's Treasury of the United Kingdom or other relevant sanctions authority,
(b)any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

"Sanctions" means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the Government of Canada, the European Union, any EU member state, Her Majesty's Treasury of the United Kingdom or other relevant sanctions authority.

"SEC" means the Securities and Exchange Commission of the U.S. “Second ARCA Closing Date” means November 12, 2021.
"Secured Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of the Borrower to any of the Lenders, the Administrative Agent or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents, in each case in respect of any of the Loans made or reimbursement or other obligations incurred or other instruments at any time evidencing any thereof.

"Secured Parties" means (a) the Administrative Agent, (b) the Lenders, (c) the Back-up Servicer, (d) the Verification Agent, (e) the beneficiaries of each indemnification obligation undertaken by the Borrower under any Transaction Document, and (f) the successors and assigns of each of the foregoing.

“Securitization Transaction” means any term, revolving or other direct placement, private placement, Rule 144A, public or other capital markets transaction pursuant to which the Borrower sells or transfers all or any portion of the Purchased Assets to a special purpose entity which issues asset-backed securities that are broadly marketed and offered to unaffiliated third-party investors through an underwriter, initial purchaser or placement agent pursuant to an offering memorandum, offering circular or term sheet and that are collateralized, in whole or in part, directly or indirectly, by the transferred Purchased Assets.

"Security" means the Liens created by the General Security Agreement.

"Security Interest" has the meaning assigned to such term in the General Security Agreement.

"Seller Collections Account Bank" means the Royal Bank of Canada, 121 King Street West, 7th Floor, Toronto, Ontario, M5H 3T9.

"Seller Collections Accounts" means the accounts of the Sellers into which Collections are received from Obligors or transferred from other Seller accounts, listed in Schedule 3.

"Sellers" means each of Curo Canada Corp., LendDirect Corp. (Canada) and, following the Flexiti Addition Date, Flexiti, and "Seller" means any of them.

"Sellers Secured Obligation" means all obligations and liabilities of the Sellers to the Borrower or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under the Sale and Servicing Agreement or any of the other Transaction Documents or other instruments at any time evidencing any thereof, including, for the avoidance of doubt, any obligations purchased by the Borrower pursuant to the exercise by the Borrower of the Purchase Right (as defined in the Intercreditor Agreement) pursuant to Section 3.1 of the Intercreditor Agreement.

"Sellers Security Agreement" means that certain second amended and restated sellers security agreement (including any and all supplements thereto), dated as of the Effective Date, among the Sellers and the Borrower, for the benefit of the Borrower, and any other pledge or security agreement governed by the laws of a province or territory of Canada entered into, after the date of this Agreement by the Sellers (as required by this Agreement or any other Transaction Document) or any other Person for the benefit of the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Servicers" means, collectively, (i) as at the Closing Date, the Initial Servicers or (ii) each successor or replacement Servicer as may be appointed pursuant to the Transaction Documents, and "Servicer" means any one of them.

"Servicer Termination Event" has the meaning assigned to such term in the Sale and Servicing Agreement.

"Servicing Cost" means, as of any date of determination, an annualized percentage, calculated with reference to the Aggregate Eligible Pool Balance and the related Collection Period, equal to the monthly ratio of (a) the sum of all Servicing Fees and all collection fees during each such Collection Period divided by (b) the Aggregate Eligible Pool Balance as of the last day of the immediately preceding Collection Period, provided that the Servicing Cost shall not be less than 5%.

"Servicing Fee" means (i) with respect to the Initial Servicers, zero, (ii) with respect to the Back-up Servicer, and with respect to any other replacement or successor Servicer appointed in accordance with the Transaction Documents, an amount agreed with the Back-up Servicer, replacement or successor Servicer, as applicable, in any relevant servicing agreement.

"Servicing Report" means the servicing report prepared by the Servicers in the form attached as Schedule C to the Sale and Servicing Agreement.

"Specified Fields" has the meaning ascribed thereto in the Back-up Servicing and Verification Agency Agreement.

"Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

"Supermajority Lender" means, at any time, Lenders (other than Defaulting Lender) having Exposures and unused Commitments representing at least 66 2/3% of the sum of the Aggregate Exposure and unused Commitments at such time.

"Swap Agreement" means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower shall be a Swap Agreement.

"Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, fines or penalties applicable thereto.

“Transaction Account” means [***].

“Transaction Account Bank” means [***].

“Transaction Account Blocked Account Agreement” means the blocked account agreement dated August 2, 2018 between the Transaction Account Bank, the Borrower and the Administrative Agent in respect of the Transaction Account.

"Transactions" means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof.

"Transaction Documents" means each Loan Document, the Interest Rate Cap, the Back-up Servicing and Verification Agency Agreement, the Sellers Security Agreement, the Intercreditor Agreement, the Transaction Account Blocked Account Agreement and the Sale and Servicing Agreement.

“Uncured Level 1 Verification Trigger Event” means [***].

“Uncured Level 2 Verification Trigger Event” means [***].

"Underlying Agreements" means, collectively, any agreements with an Obligor (including any modifying agreements supplemental thereto) from which any Receivable derives and any related documents, and "Underlying Agreement" means any one of them.

"Unliquidated Obligations" means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

"U.S. Person" means a "United States person" within the meaning of Section 7701(a)(30) of the Code.

"U.S. Tax Compliance Certificate" has the meaning assigned to such term in Section 2.13(f)(ii)(B)(3).

"USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

"Verification Agent" means SST Office Services Inc.

"Verification Agency Fee" means the fees owing to the Verification Agent pursuant to the Back-up Servicing and Verification Agency Agreement.

"Verification Certificate" means the certificate so named, the form of which is set out in Exhibit D to the Back-up Servicing and Verification Agency Agreement.

"Volcker Rule" means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

"Weekly Settlement Date" means every Thursday of each calendar week, provided that if such day is not a Business Day, the Weekly Settlement Date shall be the following Business Day, and each date that is deemed to be a Weekly Settlement Date pursuant to Section 2.08(b)(i).

"Weighted Average Portfolio Interest Rate" means, at any time in respect of a Collection Period, a percentage equal to the quotient of (1) the sum of the product of the (i) the principal balance as at end of such Collection

Period of each Eligible Receivable included in the Aggregate Eligible Pool Balance as at the end of such Collection Period and (ii) the annual interest rate on such Eligible Receivable included in the Aggregate Eligible Pool Balance, divided by (2) the sum of the principal balances as at the end of such Collection Period of all Eligible Receivables included in the Aggregate Eligible Pool Balance.

"Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

"Write-Down and Conversion Powers" means, with respect to any EEA Resolution Authority, the write- down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02    TERMS GENERALLY.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "law" shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase "at any time" or "for any period" shall refer to the same time or period for all calculations or determinations within such definition, (g) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (h) unless otherwise provided herein, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and each of the words "to" and "until" means "to but excluding".

SECTION 1.03    ACCOUNTING TERMS; GAAP.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other financial accounting standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower at "fair value", as defined therein.

SECTION 1.04    CDOR DISCONTINUANCE.

In the event of a permanent discontinuance of the CDOR Rate or market volatility between the CDOR Rate and the equivalent London Interbank Offered Rate, then, notwithstanding the definition of "CDOR Rate" herein, the Borrower and the Lenders shall negotiate in good faith to revise the definition of "CDOR Rate" herein to provide for a substitute reference rate that has been broadly adopted in financial markets as a substitute for the CDOR Rate and which gives effect to the intentions of the parties hereunder. No fees (other than reasonable legal fees incurred by the Lenders to amend any such Loan Document to evidence any such amendment and fees chargeable on increases to the replacement benchmark rate relative to the discontinued CDOR Rate) premiums, increases in pricing or other costs shall be charged to, or borne by, the Borrower in connection with any such amendment.

SECTION 1.05    LIMITED PARTNERSHIP.

Where any reference is made in this Agreement, any other Loan Document or any other agreement, document or instrument executed pursuant hereto or contemplated hereby to which the Borrower is a party to an act or covenant to be performed by the Borrower, such reference shall be construed and applied for all purposes as if it referred to an act or covenant to be performed by the General Partner acting in its capacity as general partner of the Borrower and for and on behalf of the Borrower.

ARTICLE II
THE CREDITS

SECTION 2.01    THE LOANS.

(a)During the Availability Period, the Borrower may request to Administrative Agent on behalf of the Lenders to make Advances to the Borrower and, subject to the terms and conditions of this Agreement, each Lender severally and not jointly agrees to lend such Lender’s Applicable Percentage of each requested Advance up to such Lender’s Commitment which the Borrower may repay and reborrow from time to time until the occurrence of one of the foregoing events. Requests for Advances shall be made no more than one (1) time per calendar week in accordance with Section 2.06. The aggregate unpaid principal amount at any one time outstanding of all Advances shall not exceed the Maximum Principal Amount, and the aggregate unpaid principal amount at any one time outstanding of all Advances shall not exceed the aggregate Commitments then in effect or the Borrowing Base in effect as of the date of determination.

(b)Absent manifest error, the Administrative Agent’s determinations hereunder with respect to records of the amount of the Borrower’s indebtedness to the Administrative Agent, any holders of Notes and the Lenders from time to time by reason of Advances and other appropriate charges (including, without limitation, interest rate, fees and charges) hereunder shall be considered correct and accepted by the Borrower and conclusively binding upon the Borrower unless the Borrower notifies the Administrative Agent to the contrary within thirty (30) days of Administrative Agent’s providing a statement to the Borrower.

(c)The Loans shall be due and payable on the Maturity Date. Upon the occurrence of an Event of Default, the Administrative Agent shall have rights and remedies available to it under Article VI of this Agreement.

(d)The Verification Agent shall complete the verifications pursuant to the Back-up Servicing and Verification Agency Agreement.

SECTION 2.02    NOTES.

(a)    The indebtedness of the Borrower to each Lender or holder of any Note hereunder, if requested by such Lender or holder of any Note, shall be evidenced by separate Notes executed by the Borrower in favour of such Lender or holder of any Note in the principal amounts equal to each such Lender’s Commitment. The aggregate principal amount of the Notes will be the total of the aggregate Commitments; provided, however, that notwithstanding the face amount of the Notes, the Borrower’s liability under the Notes shall be limited at all times to the actual indebtedness (principal, interest and fees) then outstanding and owing by the Borrower to the Administrative Agent, any holders of Notes and the Lenders hereunder.

SECTION 2.03    APPLICATION OF PROCEEDS.

In each Servicing Report, the Borrower or Curo Canada Corp., as Servicer, on its behalf, shall include the proposed amounts and application of payments in accordance with this Section 2.03, for the approval of the Administrative Agent. Notwithstanding any other provisions of this Agreement or any other Loan Document to the contrary, all Collections and any amounts paid by the counterparty under any Interest Rate Cap (for the avoidance of doubt, including any payments upon a termination of any Interest Rate Cap) or proceeds of sale of any Interest Rate Cap on deposit in the Transaction Account and any interest earned thereon as of the last Business Day of the relevant Collection Period (and, following the occurrence of an Event of Default, any proceeds of enforcement of the security interests held by the Administrative Agent pursuant to the Transaction Documents) and any unapplied Financing Transaction Prepayment Amounts (collectively, the “Available Amount”) will be applied, with the prior written approval (including by email) of the Administrative Agent, on the corresponding Weekly Settlement Date or the

Monthly Settlement Date, as the case may be, in accordance with this Section 2.03 (provided that, following the occurrence of an Event of Default, payments may be made on any day) in the following order of priority:

(a)FIRST, to the payment, on each Monthly Settlement Date, on a pari passu basis:

(i)to:

(A)any Servicer other than the Back-up Servicer (including in its capacity as successor Servicer), of any accrued and unpaid Servicing Fees, costs and expenses and indemnities due and payable in accordance with the relevant servicing agreement;

(B)any Insurer, of any Insurance Costs due and payable to such Insurer;

(C)the Transaction Account Bank, of any accrued and unpaid fees, costs and expenses and indemnities due and payable in accordance with the Transaction Documents,

together with, in the case of any of the foregoing fees, any payments or self-assessments of sales Taxes required thereon (which, for greater certainty, are not required in the case of the Initial Servicers), and provided that with respect to any amounts payable to any Servicer other than the Back-up Servicer (including in its capacity as successor Servicer), any Insurer and the Transaction Account Bank under this Section 2.03(a)(i) (other than Insurance Costs, except as set forth below), the amounts paid (other than amounts payable to a tax authority in respect of sales Taxes) will at all times be subject to the Expenses Cap (which, for the avoidance of doubt, shall be calculated by reference to a period of twelve (12) consecutive Monthly Collection Periods); and

(ii)to the Back-up Servicer (including in its capacity as successor Servicer), of any Back-up Servicing Fees, Servicing Fees, costs and expenses and indemnities due and payable, and to the Verification Agent, of any Verification Agency Fees, costs and expenses and indemnities due and payable, each in accordance with the Back-up Servicing and Verification Agency Agreement (or any successor servicing agreement) together with, in the case of any of the foregoing fees, any payments or self-assessments of sales Taxes required thereon, it being understood and agreed that the Expenses Cap shall not apply to the Back-up Servicer (including if it is then acting as successor Servicer or Verification Agent), but:

(A)prior to the occurrence of an Event of Default, the amounts paid (other than amounts payable to a tax authority in respect of sales Taxes) will be subject to the following caps:

(1)indemnities due and payable to the Back-up Servicer and/or the Verification Agent shall be subject to a cap of $50,000 per annum;

(2)indemnities due and payable to any successor Servicer shall be subject to a cap of $100,000 per annum; and

(3)transition expenses with respect to the Back-up Servicer shall be subject to a cap of $50,000 per annum) (which, for the avoidance of doubt, shall be calculated by reference to a period of twelve (12) consecutive Monthly Collection Periods); and

(B)following an Event of Default, the caps set forth in clause (A) above shall not apply at any time with respect to any fees, costs, expenses and indemnities due and payable to the Verification Agent and the Back-up Servicer, including if it is then acting as successor Servicer;
(b)SECOND, to the payment, on each Monthly Settlement Date, on a pari passu basis, of all accrued and unpaid fees, interest, charges, costs and expenses and indemnities payable to the Lenders and the Administrative Agent and any holders of Notes hereunder, including (for the avoidance of doubt) any Financing Premium and Prepayment Fees (if applicable), together with any payments or self-assessments of sales Taxes required thereon;

(c)THIRD, to the payment, on each Weekly Settlement Date, on a pari passu basis, to the Lenders of (i) following an Amortization Event or an Event of Default, the amount required to reduce the Aggregate Exposure to zero, or (ii) during the Revolving Period (for the avoidance of doubt, if no Amortization Event or Event of

Default has occurred), (A) the amount required to cure any Borrowing Base Deficiency; and (B) any prepayment of the outstanding Aggregate Exposure in accordance with Section 2.08(b);

(d)FOURTH, to the payment, on each Monthly Settlement Date and on a pari passu basis, of all other fees, expenses, indemnities or other amounts owed by the Borrower under the Transaction Documents which have not been paid, together with any payments or self-assessments of sales Taxes required thereon (including amounts which would have been payable pursuant to clause "FIRST" but which was not paid due to the Expenses Cap or other cap); and

(e)FIFTH, to the payment, on each Weekly Settlement Date, of the surplus, if any, to the Sellers as deferred purchase price pursuant to the terms of the Sale and Servicing Agreement.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category, (b) each of the Lenders and any holders of Notes shall receive an amount equal to its pro rata share (based on the proportion of its then outstanding Loans outstanding of amounts available to be applied above) and (c) on each Weekly Settlement Date that is not a Monthly Settlement Date, the Available Amount for such Weekly Settlement Date shall only be applied to pay (i) amounts due under Section 2.03(c) after reserving for amounts becoming due under Section 2.03(a) and Section 2.03(b) on the next Monthly Settlement Date and (ii) amounts due under Section 2.03(e) after reserving for amounts becoming due under Section 2.03(a) through Section 2.03(d) on the next Monthly Settlement Date, and, for greater certainty, the Available Amount not so applied shall be retained in the Transaction Account for application on the next Weekly Settlement Date in accordance with this Section 2.03.

For the avoidance of doubt, the Borrower shall pay any deferred purchase price to the Sellers in accordance with Section 2.01(b) of the Sale and Servicing Agreement and shall reimburse the Servicer for any servicer advances in accordance with Section 5.06 of the Sale and Servicing Agreement in accordance with this Section 2.03 and only to the extent that surplus funds are available following the payment of items (a) to
(d)(inclusive) above, and shall only instruct the Sellers and Servicers to make payments pursuant to the Sale and Servicing Agreement in accordance with the terms hereof or otherwise with the consent of the Administrative Agent.

SECTION 2.04    USE OF PROCEEDS.

(a)Advances shall be used solely to finance the acquisition of Eligible Receivables pursuant to and in accordance with the terms and conditions of the Sale and Servicing Agreement on and after the Closing Date.

(b)Without in any way affecting the obligations of the Borrower, none of the Finance Parties are bound to monitor or verify the application of amounts raised by the Borrower under this Agreement.

SECTION 2.05    INTEREST

(a)Prior to the Maturity Date, the outstanding balance of the Loans will bear interest at an annual rate at all times equal to the Applicable Rate.

(b)Upon receipt of such information from the Servicers pursuant to the Sale and Servicing Agreement, the Borrower will notify the Administrative Agent of its determination of the Applicable Rate in effect for any Collection Period, which will only take effect with the approval of the Administrative Agent of such rate. On the Business Day prior to each Reporting Date, the Administrative Agent shall give notice to the Servicers for inclusion in the Servicing Report of (i) that portion of the Interest Distribution Amount attributable to the Loans held by each Lender for the current Collection Period and any adjustment required to account for any difference between the Interest Distribution Amount for the prior Collection Period and such amounts as shown on the Servicing Report for the prior Collection Period, and (ii) the outstanding principal amount of the Loans held by each Lender.

(c)Interest shall be payable in accordance with Section 2.03 until the Commitments are terminated and the Secured Obligations are paid in full. Interest as provided hereunder will be calculated on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

(d)From and after the Maturity Date, or such earlier date as the Aggregate Exposure and other Secured Obligations become due and payable by acceleration or otherwise, or at the Administrative Agent’s option upon the occurrence of an Event of Default, the Borrower hereby agrees to pay interest on the Aggregate Exposure and other Secured Obligations and, to the extent permitted by law, overdue interest with respect thereto, at the rate of the lesser of (i) the Applicable Rate and (ii) the highest lawful rate.

(e)For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement. The Borrower acknowledges and confirms that: (a) this Agreement, and the constituent definitions herein and under the other documents relating to interest and other amounts payable hereunder and thereunder, satisfies the requirements of section 4 of the Interest Act (Canada) to the extent that section 4 of the Interest Act (Canada) applies to the expression, statement or calculation of any rate of interest or other rate per annum hereunder or under any other document; (b) the Borrower is able to calculate the yearly rate or percentage of interest payable under any document based on the methodology set out herein and under the other documents, and the constituent definitions herein and under the other documents relating to interest and other amounts payable hereunder and thereunder; and (c) it waives its right to object to the payment of interest hereunder on the basis of inadequate disclosure as required under section 4 of the Interest Act (Canada).

(f)If any provision of this Agreement would oblige the Borrowers to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by any Applicable Law or would result in a receipt by that Lender of "interest" at a "criminal rate" (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law or so result in a receipt by that Lender of "interest" at a "criminal rate", such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i)first, by reducing the amount or rate of interest required to be paid to the affected Lender; and

(ii)thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

SECTION 2.06    ADVANCES.

(a)The Borrower shall notify the Administrative Agent in writing pursuant to a Borrowing Request not later than 3:00 PM (Toronto time) (i) if the amount of the requested advance exceeds
$25,000,000, ten (10) Business Days; or (ii) if the amount of the requested advance is less than or equals
$25,000,000, three (3) Business Days before each requested Advance, specifying the amount of the Advance to be made, provided that the minimum amount the Borrower may specify in such request for an Advance is $250,000. Such Borrowing Request shall be certified by a senior officer of the General Partner (or such other authorized Person as Borrower directs from time to time) of the Borrower.

(b)The Administrative Agent shall give to each applicable Lender prompt notice on the date of the Administrative Agent’s receipt of each Borrowing Request. On the date on which an Advance is requested to be made pursuant to the applicable Borrowing Request, each applicable Lender will make available to the Administrative Agent at the address of the Administrative Agent set forth in Section 8.01, in immediately available funds, its Applicable Percentage of such Advance requested to be made. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Advance that such Lender does not intend to make available to the Administrative Agent its portion of the Advance to be made on such date, the Administrative Agent may assume that such Lender will make such amount available to the Administrative Agent as required above and the Administrative Agent may, in reliance upon such assumption, make available the amount of the Advance to be provided by such Lender. Upon fulfillment of the conditions set forth in Section 2.06(a) and Section 4.02 for such Advance, and as soon as practicable after receipt of funds from the Lenders, will make such funds as have been received from the Lenders available to the Borrower at the account specified by the Borrower in such Borrowing Request. In the event that any additional Lenders become party to this Agreement by way of an Assignment and Assumption, the Parties hereto will negotiate in good faith with a paying agent to become a party to this Agreement and be responsible for payment and remittance functions currently undertaken by the Administrative Agent and to make any necessary amendments as required to this Agreement.

(c)To administer the Loans in an efficient manner and to minimize the transfer of funds between the Administrative Agent and the Lenders, the Lenders hereby instruct the Administrative Agent, and the Administrative Agent may (in its sole discretion, without any obligation) (i) make available, on behalf of the Lenders, the full amount of all Advances requested by the Borrower, without giving each Lender prior notice of the proposed Advance, of such Lender’s Applicable Percentage thereof and the other matters covered by the Borrowing Request and (ii) if the Administrative Agent has made any such amounts available as provided in clause (i), upon repayment of the Loans by the Borrower, first apply such amounts repaid directly to the amounts made available by the Administrative Agent in accordance with clause (i) and not yet settled as described below. If the Administrative Agent makes an Advance on behalf of the Lenders, as provided in the immediately preceding sentence, the amount of outstanding Loans and each Lender’s Applicable Percentage thereof shall be computed weekly rather than daily and shall be adjusted upward or downward on the basis of the amount of outstanding Loans as of 5:00 P.M. (Toronto time) on the Business Day immediately preceding the date of each computation; provided, however, that the Administrative Agent retains the absolute right at any time or from time to time to make the afore-described adjustments at intervals more frequent than weekly. On the Business Day prior to each Reporting Date, the Administrative Agent shall deliver to each Lender and holder of any Note a summary statement of the type and amount of outstanding Loans for such period (such week or lesser period or periods being hereafter referred to as a "Lender Reporting Period"). If the summary statement is sent by the Administrative Agent and received by the Lenders prior to 1:00 P.M. (Toronto time) on any Business Day each Lender shall make the transfers described in the next succeeding sentence no later than 3:00 P.M. (Toronto time) on the day such summary statement was sent; and if such summary statement is sent by the Administrative Agent and received by the Lenders after 1:00 P.M. (Toronto time) on any Business Day, each Lender shall make such transfers no later than 3:00 P.M. (Toronto time) no later than the next succeeding Business Day after such summary statement was sent. If in any Lender Reporting Period, the amount of a Lender’s Applicable Percentage of the Loans is in excess of the amount of Loans actually funded by such Lender, such Lender shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to the Administrative Agent by wire transfer in immediately available funds the amount of such excess; and, on the other hand, if the amount of a Lender’s Applicable Percentage of the Loans in any Lender Reporting Period is less than the amount of Loans actually funded by such Lender, the Administrative Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of such difference. The obligation of each Lender to transfer such funds shall be irrevocable and unconditional, without recourse to or warranty by the Administrative Agent and made without setoff or deduction of any kind. The Administrative Agent and each of the Lenders agree to mark their respective books and records at the end of each Collection Period to show at all times the dollar amount of their respective Applicable Percentages of the outstanding Loans. Because the Administrative Agent on behalf of the Lenders may be advancing and/or may be repaid Loans prior to the time when the Lenders will actually advance and/or be repaid Loans, interest with respect to Loans shall be allocated by the Administrative Agent to each Lender (including Administrative Agent) in accordance with the type and amount of Loans actually advanced by and repaid to each Lender (including the Administrative Agent) during each Collection Period and shall accrue from and including the date such Advance is made by the Administrative Agent to but excluding the date such Loans are repaid by the Borrower in accordance with Section 2.14 or actually settled by the applicable Lender as described in this Section 2.06(c). All such Advances made by the Administrative Agent on behalf of the Lenders hereunder shall bear interest at the applicable interest rate for such Advances.

(d)If the amounts described in subsection (b) or (c) of this Section 2.06 are not in fact made available to the Administrative Agent by a Lender (such Lender being hereinafter referred to as a "Defaulting Lender") and the Administrative Agent has made such amount available to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Defaulting Lender and the Borrower, (i) interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to either (A) if paid by such Defaulting Lender, the overnight federal funds rate or (B) if paid by the Borrower, the Applicable Rate, calculated in accordance with Section 2.05, plus (ii) in each case, an amount equal to any costs (including reasonable legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Agreement. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of the Borrower to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrower under clause (ii) above on account of such Defaulting Lender’s default.

(e)The failure of any Lender to make its portion of the Advance to be made by it as part of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Advance. The amounts payable by each Lender shall be a separate and independent obligation.

(f)Each Lender shall be entitled to earn interest at the Applicable Rate, calculated in accordance with Section 2.05, on outstanding Loans which it has funded to the Administrative Agent from the date such Lender funded such Advance to, but excluding, the date on which such Lender is repaid with respect to the Loan.

(g)The Administrative Agent shall not be obligated to transfer to any Defaulting Lender any payments made by the Borrower to the Administrative Agent for the Defaulting Lender’s benefit; nor will a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Administrative Agent. The Administrative Agent may hold and, in its discretion, re-lend to a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to the Borrower shall earn interest at the Applicable Rate hereunder and for all other purposes of this Agreement shall be treated as if they were Advances; provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Applicable Percentages, such Defaulting Lender shall be deemed not to be a "Lender", and each of such Defaulting Lender’s Commitment and the unpaid principal balance of the Advances owing to such Defaulting Lender shall be deemed to be zero (-0-). Until a Defaulting Lender cures its failure to fund its pro rata share of any Advance, such Defaulting Lender shall not be entitled to any portion of the Financing Premium payable pursuant to Section 2.09(a). This Section 2.06(g) shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section 2.06(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrower of its duties and obligations hereunder or under any of the other Loan Documents. Nothing contained in this Section 2.06 or otherwise in this Agreement shall impair or limit any claim of the Borrower against a Defaulting Lender (including, without limitation, expenses incurred by the Borrower by reason of any such default) who breaches its commitment to fund Advances hereunder.

(h)Each request for an Advance pursuant to this Section 2.06 shall be irrevocable and binding on the Borrower.

SECTION 2.07    INCREASED COMMITMENTS.

(a)The Borrower shall have the right to request an increase to the Commitments by obtaining additional Commitments, from one or more of the Lenders provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, (ii) after giving effect thereto, the sum of the total of the Commitments does not exceed $450,000,000, and (iii) the procedure described in Section 2.07(b) have been satisfied. Nothing contained in this Section 2.07 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time. For greater certainty, any such increase request made by the Borrower may be accepted or rejected at the sole discretion of each Lender.

(b)Any amendment hereto for such an increase or addition shall be in form and substance satisfactory to the Administrative Agent and shall require the written signatures of the Administrative Agent, the Borrower and each Lender agreeing to an increase in their Commitment. As a condition precedent to such an increase or addition, the Borrower shall deliver to the Administrative Agent (i) a certificate signed by its authorized officer (A) certifying and attaching the resolutions adopted by it approving or consenting to such increase, and (B) certifying that, before and after giving effect to such increase or addition, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (2) no Default exists and (ii) legal opinions and documents consistent with those delivered on the Effective Date, to the extent requested by the Administrative Agent.

(c)On the effective date of any such increase or addition, (i) any Lender increasing its Commitment shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Loans, and the Administrative Agent shall make such other adjustments among the Lenders with respect to the Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation and
(ii)the Borrower shall be deemed to have repaid and reborrowed all outstanding Loans as of the date of any increase (or addition) in the Commitments. The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid. Within a reasonable time after the effective date of any increase or addition, the

Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase or addition and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrower, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement.

SECTION 2.08    COMMITMENT REDUCTIONS AND PREPAYMENTS.

(a)Voluntary Commitment Reductions. The Borrower may elect to terminate the Commitments in whole (but not in part) so long as (A) the Borrower provides the Administrative Agent with at least sixty (60) days prior written notice which shall be irrevocable (but may be conditioned upon the effectiveness of other credit or debt facilities or other refinancing arrangements or other conditions), and (B) the Borrower promptly (and in any event, within three (3) Business Days) pays to the Administrative Agent the Prepayment Fee and all other Secured Obligations payable on such date.

(b)Voluntary Prepayments.

(i)On any Weekly Settlement Date, the Borrower may voluntarily prepay the outstanding Aggregate Exposure in whole or in part (including in connection with a Securitization Transaction in accordance with the terms of Section 5.40), in accordance with in Section 2.03, by delivering a Repayment Notice to the Finance Parties on the Reporting Date as part of the Servicing Report; on any other Business Day, the Borrower may voluntarily prepay the outstanding Aggregate Exposure in whole or in part in connection with a Securitization Transaction in accordance with the terms of Section 5.40 by delivering a Repayment Notice to the Finance Parties, in which case the Financing Transaction Prepayment Amount and any other Available Amounts shall be applied on such Business Day in accordance with Section
2.03 as if such date was a Weekly Settlement Date (but not a Monthly Settlement Date).

(ii)Any prepayment of Loans shall not reduce a Lenders’ Commitments under this Agreement and may be reborrowed, subject to the terms and conditions hereof for borrowing under the Loan.

(iii)For the avoidance of doubt, any voluntary prepayments under this Section 2.08(b) (A) will be free of any Prepayment Fee, and (B) will be applied at the time and in the manner set forth in Section 2.03.

(c)Mandatory Prepayments. In the event that amounts outstanding hereunder at any time exceed the Borrowing Base (whether established by a Borrowing Request, a Borrowing Base Certificate or otherwise), within three (3) Business Days of the time that a Borrowing Base calculation was delivered or required to be delivered, the Borrower shall pay to the Administrative Agent without demand or notice of any kind required, unless waived in writing by the Administrative Agent, the amount by which the Borrower’s indebtedness hereunder exceeds the Borrowing Base then applicable, together with all accrued interest on the amount so paid and any fees and costs incurred in connection therewith. For the avoidance of doubt, any mandatory prepayment pursuant to this Section 2.08(c) shall not be subject to the Prepayment Fee. Notwithstanding Section 2.03, any such payment shall be applied, to the extent of such payment, to the Loan until its Aggregate Exposure is reduced to zero; provided that any such mandatory prepayment of Loans shall not reduce a Lenders’ Commitments under this Agreement and may be reborrowed, subject to the terms and conditions hereof for borrowing under the Loan.

SECTION 2.09    FEES.

In consideration of each Lender’s Commitments, the Borrower will pay to the Lenders (in accordance with their Applicable Percentage) (other than the fee described in (c) which is solely for the account of the Administrative Agent and shall not be distributed to the Lenders) the fees in the amounts and at the times set forth in this Agreement and the other Loan Documents and in any other agreements between the Borrower and the Lenders from time to time, as applicable, including:

[***].

SECTION 2.10    CONTROLLED ACCOUNTS.

The Borrower shall have caused to be established and maintained, a deposit account with the Transaction Account Bank, in the name of the Borrower, designated as the "Transaction Account", as to which the Administrative Agent has control for the benefit of the Lenders pursuant to the Transaction Account Blocked Account Agreement.

SECTION 2.11    HEDGING COVENANT.

(a)The Borrower shall have entered into an Interest Rate Cap within thirty (30) days following the Closing Date to hedge interest rate risk with respect to the obligations of the Borrower to pay interest on the Loans hereunder, on the following terms:

(i)the notional amount of the Interest Rate Cap shall correspond to the aggregate Commitments as of the Closing Date;

(ii)the strike rate of the Interest Rate Cap shall equal 4.5%;

(iii)the Interest Rate Cap shall be taken out for a period that runs at least until the Maturity Date;

(iv)the Interest Rate Cap shall be subject to commercially reasonable terms and conditions acceptable to each of the Borrower and the Administrative Agent; and

(v)the Borrower shall deliver to the Administrative Agent a copy of all documents related to such Interest Rate Cap and shall obtain the written consent of the relevant counterparty to assign all of the Borrower's rights (but none of its obligations) thereunder to the Administrative Agent, and at any time that the amount of the aggregate Commitments increase following the Closing Date, within ten (10) Business Days of such increase, the notional amount of the Interest Rate Cap shall be increased, or the Borrower will enter into an additional Interest Rate Cap or additional Interest Rate Caps meeting the criteria above, to correspond to the aggregate Commitments as of the related date of determination.

(b)All amounts paid by the counterparty under any Interest Rate Cap to the Borrower or to the Administrative Agent (for the avoidance of doubt, including any payments upon a termination of any Interest Rate Cap) or any proceeds of sale of any Interest Rate Cap shall be immediately deposited into the Transaction Account for application in accordance with Section 2.03.

SECTION 2.12    INCREASED COSTS.

(a)If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii)impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein; or

(iii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitments of, or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

(c)A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten
(10) days after receipt thereof.

(d)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.13    WITHHOLDING OF TAXES; GROSS-UP.

(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.13) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)Evidence of Payment. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.13, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 8.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Status of Lender.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.13(f)(ii)(A), Section 2.13(f)(ii)(B) and Section 2.13(f)(ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (i) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN or IRS Form W 8BEN E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (ii) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W 8BEN E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(2)in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code,
(i)a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (ii) an executed IRS Form W-8BEN or IRS Form W 8BEN E, as applicable; or

(4)to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W 8BEN E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of EXHIBIT

D-2 or EXHIBIT D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a
U.S. Tax Compliance Certificate substantially in the form of EXHIBIT D-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified pursuant to Section 2.13 (including by the payment of additional amounts pursuant to Section 2.13) it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.13 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favourable net after- Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Survival. Each party's obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)Defined Terms. For purposes of this Section 2.13, the term "Applicable Law" includes FATCA.

SECTION 2.14    PAYMENTS GENERALLY; ALLOCATION OF PROCEEDS; SHARING OF SET- OFFS.

(a)The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.12, Section 2.13 or otherwise) prior to 2:00 p.m., Toronto time, on the date when due in immediately available funds, without set off or counterclaim of any kind. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars. All such payments shall be made to the Administrative Agent at address referred to in Section 8.01, except that payments pursuant to Section 2.12, Section 2.13 and Section 8.03 shall be made directly to the Persons entitled thereto. As soon as practicable after the Administrative Agent receives payment from the Borrower, but in no event later than one (1) Business Day after such payment has been made, subject to Section 2.06, the Administrative Agent will cause to be distributed like funds relating to the payment of principal, interest or fees (other than amounts payable to the Administrative Agent to reimburse the Administrative Agent for fees and expenses payable solely to the Administrative Agent pursuant to the terms of this Agreement) or expenses payable to the Administrative Agent, any holders of Notes and the Lenders in accordance with the terms of this Agreement, in like funds relating to the payment of any such other amounts payable to the Lenders. The Borrower’s obligations to the Lenders and any holders of Notes with respect to such payment shall be discharged by making such payments to the

Administrative Agent pursuant to this Section 2.14 or, if not timely paid or any Event of Default then exists, may be added to the principal amount of the Loans outstanding. For the avoidance of doubt, all Collections shall be transferred to the Transaction Account on a daily basis.

(b)If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lenders receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lender rateably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(c)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d)If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder. Application of amounts pursuant to (i) and (ii) above shall be made in any order determined by the Administrative Agent in its discretion.

(e)The Administrative Agent may from time to time provide the Borrower with billing statements or invoices with respect to any of the Secured Obligations (the "Billing Statements"). The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrower’s convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrower pays the full amount indicated on a Billing Statement on or before the due date indicated on such Billing Statement, the Borrower shall not be in default of payment with respect to the billing period indicated on such Billing Statement; provided, that acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the payment due at that time shall not constitute a waiver of the Administrative Agent's or the Lenders' right to receive payment in full at another time.

SECTION 2.15    MITIGATION OBLIGATIONS; REPLACEMENT OF LENDER.

(a)If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.13, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.12 or Section 2.13) and obligations under this Agreement and other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.16    DEFAULTING LENDER.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.09; and

(b)such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 8.02(c)) and the Commitment and Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or the Supermajority Lender or the Required Lenders or the Supermajority Lender have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 8.02) or under any other Loan Document; provided, that, except as otherwise provided in Section 8.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby.

SECTION 2.17    RETURNED PAYMENTS.

If after receipt of any payment which is applied to the payment of all or any part of the Secured Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any intercreditor agreement or subordination agreement or pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Secured Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.17 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.17 shall survive the termination of this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES.

Each Credit Party hereby represents and warrants as of the date hereof, as of each Weekly Settlement Date and as of each date on which an Advance is made, that:

SECTION 3.01    STATUS AND AUTHORITY.

The Borrower has been formed and is existing as a limited partnership under the laws of the Province of Ontario. The General Partner is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all necessary power, capacity and authority to (i) carry on its business as presently carried on by it, including in its capacity as general partner of the Borrower, (ii) execute and deliver each Transaction Document to which the Borrower is a party and to perform the Borrower’s obligations thereunder, in each case, in its capacity as general partner of the Borrower, and (iii) execute and deliver the Partnership Agreement and each Transaction Document to which it is or will be a party and to perform its obligations thereunder.

SECTION 3.02    LOCATION.

Its principal place of business, chief executive office and registered office are located at the addresses set forth in Section 8.01.

SECTION 3.03    PARTNERSHIP AGREEMENT.

The Partnership Agreement grants to the General Partner all necessary power and authority to, in its capacity as general partner of the Borrower enter into and perform the obligations of the Borrower under this Agreement and each other Transaction Document to which the Borrower is or will be a party or by which it is or will be bound.

SECTION 3.04    NAMES.

It has not used any legal names, trade names or assumed names other than the name in which it has executed this Agreement.

SECTION 3.05    IDENTIFICATION NUMBER.

The Canada Revenue Agency Business Number is 28081 8386 with respect to the Borrower and 74500 3087 with respect to the General Partner.

SECTION 3.06    ORGANIZATION AND POWERS.

(i)It is a limited partnership validly formed and existing under the laws of the Province of Ontario, (ii) it is duly qualified to carry on its business in each jurisdiction in which it carries on business, and (iii) none of its Organizational Documents have been amended or rescinded.

SECTION 3.07    OWNERSHIP STRUCTURE.

As of the date hereof, the ownership structure and equity holdings for the Borrower, the General Partner and any limited partners of the Borrower is set out in Schedule 2.

SECTION 3.08    AUTHORITY; NO CONFLICT OR VIOLATION.

The execution and delivery by it of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations under this Agreement or thereunder:

(a)are within its organizational powers and have been duly authorized by the Organizational Documents;

(b)will not require any authorization, consent, approval, order, filing, registration or qualification by or with any Governmental Authority, except those that have been obtained and are in full force and effect;

(c)do not violate any provision of (i) any Applicable Law or of any order, writ, injunction or decree presently in effect having applicability to it save to the extent that any violation has not had and could not reasonably be expected to have a Material Adverse Effect; or (ii) its Organizational Documents;

(d)will not contravene or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it may be bound or affected; and

(e)will not result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the assets now owned or hereafter acquired by it, in each case, other than pursuant to the Transaction Documents.

SECTION 3.09    DUE EXECUTION.

This Agreement and each of the other Transaction Documents to which it is a party have been duly authorized, executed and delivered by it.

SECTION 3.10    ENFORCEABILITY.

This Agreement has been duly executed and delivered by the General Partner on behalf of the Borrower, in its capacity as general partner of the Borrower and in its own capacity. Each Transaction Document to which the Borrower is a party constitutes (or will, when executed and delivered constitute) a legal, valid and binding obligation of the Borrower and the General Partner, enforceable against each of them, in accordance with its terms, subject only to the discretion that a court may exercise in granting equitable remedies and any limitation under laws relating to bankruptcy, insolvency, moratorium, fraudulent preference, reorganization or other laws affecting creditors’ rights generally from time to time in effect. Each Transaction Document to which the General Partner is party constitutes (or will, when executed and delivered constitute) a legal, valid and binding obligation of the General Partner, enforceable against it, in accordance with its terms, subject only to the discretion that a court may exercise in granting equitable remedies and any limitation under laws relating to bankruptcy, insolvency, moratorium, fraudulent preference, reorganization or other laws affecting creditors’ rights generally from time to time in effect.

SECTION 3.11    COMPLIANCE WITH LAWS, ETC.

Each Borrower Party has complied with all Applicable Laws except to the extent that non- compliance does not have or could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.12    LITIGATION.

There are no actions, suits, investigations, litigation or proceedings at law or in equity or by or before any Governmental Authority, in arbitration now commenced, or to the best of its knowledge, pending or threatened against or affecting any Borrower Party which has not previously been disclosed by such Person to (and waived in writing by) the Lenders and that:

(a)asserts the invalidity of this Agreement or any other Transaction Document;

(b)seeks to prevent the grant of a security interest in any Collateral by the Borrower to the Administrative Agent, the ownership or acquisition by the Borrower of any Eligible Receivables or other Collateral or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document; or

(c)could otherwise (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect if determined against such Person.

SECTION 3.13    INSOLVENCY EVENT; SOLVENCY.

(i)No Insolvency Event has occurred in respect of any Credit Party and no step has been taken or is intended to be taken by it or, to the best of its knowledge and belief, by any other Person that would constitute an Insolvency Event in respect of such Person and (ii) giving effect to the transactions contemplated by this Agreement and the other Transaction Documents will not cause an Insolvency Event to occur.

SECTION 3.14    PAYMENTS TO APPLICABLE SELLERS.

With respect to each Receivable sold or contributed to it, the Borrower has given reasonably equivalent value to the applicable Seller in consideration therefor and such transfer was not made for or on account of an antecedent debt.

SECTION 3.15    SALES NOT VOIDABLE.

No transfer by the applicable Seller of any Receivable to the Borrower under the Sale and Servicing Agreement is or may be voidable under any section of any Insolvency Law or otherwise (including, for the avoidance of doubt, under any assignments for the benefit of creditors, preferences and fraudulent conveyances Laws of Canada or any province therein or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally).

SECTION 3.16    PERFECTION.

Assuming the filing of the financing statements or other similar instruments or documents necessary under the PPSA approved by it on the Closing Date, this Agreement, together with such financing statements or documents, is effective to create in favour of the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected security interest in the Collateral, free and clear of any Lien except for Permitted Encumbrances.

SECTION 3.17    GOOD TITLE.

It is the legal and beneficial owner of each Receivable sold or contributed to it free and clear of any Lien except for Permitted Encumbrances.

SECTION 3.18    BANK ACCOUNTS.

(a)The Transaction Account constitutes an "intangible" within the meaning of the PPSA and the Borrower or the General Partner, as applicable, has good and marketable title to the Transaction Account, free and clear of any Lien.

(b)The Transaction Account is subject to the Transaction Account Blocked Account Agreement.

SECTION 3.19    CONTROL OF TRANSACTION ACCOUNT.

It has not granted any Person (other than the Administrative Agent and the Servicers and their respective assigns) access to or control of the Transaction Account held in its name, or the right to take dominion and control of the Transaction Account at a future time or upon the occurrence of a future event.

SECTION 3.20    NO MATERIAL EVENT.

Save to the extent previously disclosed to the Lenders in writing, no event has occurred and is continuing and no condition exists, that constitutes or may reasonably be expected to constitute a Collateral Trigger Event, a Level 1 Regulatory Trigger Event, an Amortization Event or an Event of Default.

SECTION 3.21    ACCURACY OF INFORMATION.

Any written information furnished by it pursuant to the Transaction Documents, excluding any Projections, but including any information relating to the Receivables and all information set out in each Servicing Report (the "Information") is true and correct in all material respects as of its date and no such Information contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading. Any Projections have been made in good faith and are not misleading.

SECTION 3.22    FINANCIAL STATEMENTS.

Without prejudice to the generality of Section 3.21 above, all of its financial information (other than projections) which have been furnished to the Administrative Agent or any of the Lenders and described in Section 5.19 have been prepared in accordance with GAAP and present fairly in all material respects the financial condition and results of operations of the Borrower Parties, as at such dates and for such periods in accordance with GAAP, subject, in the case of unaudited financial statements, to changes resulting from normal year-end audit adjustments and the absence of footnotes.

SECTION 3.23    TAXES.

It is not a non-resident of Canada within the meaning of the ITA and has timely (taking into account any extensions) (i) filed all tax returns (federal, provincial, foreign and local) required to be filed by it and (ii) paid, or caused to be paid, all Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

SECTION 3.24    TAX STATUS.

The General Partner is a corporation resident in Canada for the purposes of the ITA. The sole business of the General Partner is to be the general partner of the Borrower and the General Partner holds no assets in its own capacity other than a general partner interest in the borrower.

SECTION 3.25    VOLCKER RULE; INVESTMENT COMPANY ACT.

It (i) is not a "covered fund" under the Volcker Rule and (ii) is not required to register as, an "investment company" within the meaning of the Investment Company Act.

SECTION 3.26    ANTI-MONEY LAUNDERING/INTERNATIONAL TRADE LAW COMPLIANCE.

(a)It (A) is not a Sanctioned Person, (B) has no assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person, or (C) does not do business in or with, or derive any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law or directive enforced by any sanctions authority.

(b)The funds used to repay the Indebtedness and other obligations under this Agreement and the other Transaction Documents are not derived from any unlawful activity.

(c)None of (i) the Borrower Parties, nor any of their directors or officers or (ii) to the knowledge of the Credit Parties, nor any employee, Affiliate or agent of the Borrower Parties is a Sanctioned Person.

SECTION 3.27    ANTI-TERRORISM LAWS.

Each Borrower Party:

(a)is not in violation in any material respect of any Anti-Terrorism Law and does not engage in or conspire to engage in any material respect in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti- Terrorism Law;

(b)is not a Blocked Person; and/or

(c)does not (A) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

SECTION 3.28    POLICIES AND PROCEDURES.

Each Borrower Party has implemented and maintains in effect policies and procedures designed to ensure its compliance and the compliance of its respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions and it and its respective officers and directors and, to its knowledge, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in it being designated as a Sanctioned Person.

SECTION 3.29    ERISA COMPLIANCE AND CANADIAN PENSION PLANS.

(a)Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, each Plan established or maintained by a Borrower Party or to which a Borrower Party contributes or is obligated to contribute, is in compliance with the applicable provisions of ERISA, the Code and other applicable federal and state law.

(b)Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Foreign Plan is in compliance in all material respects with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such plan and (ii) with respect to each Foreign Plan, no Borrower Party or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject such Borrower Party directly or indirectly, to any tax or civil penalty.

(c)There are no pending or, to the knowledge of any Borrower Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to a Plan established or maintained by a Borrower Party or to which a Borrower Party contributes or is obligated to contribute, that would be reasonably be expected to have a Material Adverse Effect.

(d)(i) No ERISA Event has occurred and, to the actual knowledge of any Borrower Party or ERISA Affiliate, no such Person is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event, (ii) as of the most recent valuation date for any Borrower Party Plan, the present value of all accrued benefits under such Plan (based on the actuarial assumptions used to fund such Plan) did not exceed the value of the assets of such Plan allocable to such accrued benefits, (iii) no Borrower Party, nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, and (iv) no Borrower Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

(e)No Borrower Party maintains or contributes to any Foreign Plan or Canadian Pension Plan.

SECTION 3.30    MATERIAL ADVERSE EFFECT.

To the best of its knowledge, no event has occurred that has had a Material Adverse Effect which has not previously been disclosed by such Person to (and waived in writing by) the Administrative Agent.

SECTION 3.31    GOOD TITLE.

The Borrower or the General Partner, as applicable, is the legal and beneficial owner of its assets, free and clear of any Lien except for Permitted Encumbrances.

SECTION 3.32    EMPLOYEES.

It does not have any employees.

SECTION 3.33    RECEIVABLES.

As to the Receivables generally:

(a)the Borrower or the General Partner, as applicable, had and continues to have full power, authorization, permits, licenses and other authority to hold, enforce, and make the loans (or other extensions of credit) evidenced by the Receivables and all such Receivables and all Records comprising such Receivables are genuine and enforceable;

(b)all Underlying Agreements in respect of Receivables have been duly authorized, executed, delivered by the parties whose names appear thereon and are valid and enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws relating to the enforcement of creditors rights’ or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and consumer protection laws;

(c)the form and content of all Underlying Agreements in respect of Receivables comply in all material respects (and in any event in all material respects necessary to maintain and ensure the validity and enforceability of the Receivables) with any and all Applicable Laws, rules and regulations;

(d)the original amount and unpaid balance of each Receivable on the Borrower’s Records and on any statement or schedule delivered to the Administrative Agent and/or any Lender, including without limitation pursuant to the Sale and Servicing Agreement, is and will be the true and correct amount actually owing to the Borrower as of the date each Receivable is pledged to the Administrative Agent or as of such date specified on such statement of schedule, and is not, to the best of the Borrower’s knowledge, subject to any claim of reduction, counterclaim, set-off, recoupment or any other claim, allowance or adjustment; and the Borrower does not have any knowledge of any fact which would impair the validity or collectability of any Receivable; and

(e)the Borrower or the General Partner, as applicable, has good and valid title to the Purchased Assets, free and clear of all prior assignments, claims, liens, encumbrances and security interests, other than Permitted Encumbrances, and has the right to pledge and grant the Administrative Agent, for the benefit of the Lenders, a first priority security interest in the same, in the manner provided in the Transaction Documents.

SECTION 3.34    DATA PROTECTION.

(a)It is in compliance with all Data Requirements, and, in particular, all consents necessary for either it or the Sellers and the Servicers under Privacy Laws are in place to permit: (i) it to share such personal information with the Servicers, and (ii) it to use and disclose such personal information for the purposes intended hereby and under the Sale and Servicing Agreement.

(b)It has not received from any Person or been required to give to any Person any notice, regarding any offense or alleged offense under Data Requirements, including any incident concerning or affecting Customer Data which gives rise to an obligation under Privacy Laws to notify a regulator.

(c)It has not experienced loss or theft of any Customer Data, or accidental or unauthorised disclosure or access to Customer Data, including any unauthorized intrusions or security breaches of any IT asset which is owned or leased by it, in which Customer Data or other sensitive or confidential information (in each case, in its control or possession) was stolen or improperly accessed, used, or disclosed.

(d)It has not received notice from any of its suppliers of IT assets that are not owned or leased by the it that any Customer Data or other sensitive or confidential information (in each case, in its control or possession) was stolen or improperly accessed, used, or disclosed.

ARTICLE IV
CONDITIONS

SECTION 4.01    CONDITIONS TO EFFECTIVENESS.

(a)Prior to the effectiveness of this Agreement, the Borrower shall have delivered or caused to be delivered to the Administrative Agent (all documents to be in form and substance satisfactory to the Administrative Agent in its Permitted Discretion):

(i)Transaction Documents. This Agreement and all other Transaction Documents, evidenced by physical documents, duly and properly executed by the parties thereto;

(ii)Searches. PPSA, insolvency and judgment searches against the Credit Parties and the Sellers and Initial Servicers in those offices and jurisdictions as the Administrative Agent shall reasonably request which shall show that no financing statement or other filings have been filed or remain in effect and no Liens remain in effect against the Credit Parties or the Sellers and Initial Servicers or any Collateral except for Permitted Encumbrances, financing statements, assignments or other filings, with respect to which the existing secured party has delivered to the Administrative Agent PPSA financing discharge statements or other documentation evidencing the termination of its Liens in the Collateral;

(iii)Organizational Documents. A copy of the Guarantor's and each Credit Party's (i) organization documents, certified as of a recent date by such Person’s secretary (or other appropriate officer), and (ii) bylaws, partnership agreement or operating agreement, as applicable, certified as of a recent date by such Person’s secretary (or other appropriate officer); together with certificates of good standing existence or fact in the Guarantor's or such Credit Party's, as the case may be, jurisdiction of organization and in each jurisdiction in which such Person is qualified to do business, each dated within thirty (30) days from the date of this Agreement;

(iv)Policy Approval. Approval by board of directors of the Guarantor of the "Risks and Analytics Approval Procedures (for Canada)" policy;

(v)Financial Statements. Audited financial statements, financial projections and operational control documentation of each Borrower Party and their satisfactory review by the Administrative Agent;

(vi)Authorization Documents. Certified copies of resolutions of the Credit Parties and the Guarantor authorizing or ratifying, as the case may be, the execution, delivery and performance of any Notes, this Agreement and all other Transaction Documents, the pledge of the Collateral to the Administrative Agent as security for the Secured Obligations including any borrowing evidenced by Notes and designating the appropriate officers to execute and deliver the Transaction Documents;

(vii)Incumbency Certificates. A certificate of a senior officer of each of the Guarantor and the General Partner (or other appropriate officer) as to the incumbency and signatures of officers of the Guarantor and the General Partner (in its own right and in its capacity as general partner of the Borrower), as applicable, signing this Agreement, any Notes and other Transaction Documents to which the Guarantor and/or each Credit Party is a party, as applicable;

(viii)Opinion of Counsel. Written opinions of the Borrower's counsel addressed to the Administrative Agent and the Lenders, in form and substance satisfactory to the Administrative Agent;

(ix) Officer’s Certificate. A certificate, dated the date of this Agreement, signed by a senior officer of each of the Guarantor and the General Partner (in its own right and in its capacity as general partner of the Borrower), to the effect that (i) all representations and warranties of such Person set forth in this Agreement and the other Transaction Documents, as applicable, are true and correct as of the date hereof in all material respects, including financial covenants set forth in Article V hereto and the Guaranty, (ii) in respect of the Borrower, the Borrower is not subject to an Insolvency Event, and in respect of the Guarantor, that the Guarantor is not Insolvent and
(iii) no Event of Default hereunder has occurred;

(x)Data Tape. A data tape containing information as to Borrower’s receivables portfolio submitted as of the most recent month end;

(xi)Credit and Collection Policies. A copy of the final and complete Credit and Collection Policies;

(xii)Insurer Notification Letter. A copy of the Insurer Notification Letter, signed by way of acknowledgement by Canadian Premier Life Insurance Company; and

(xiii)Other Documents. Such additional documents as the Administrative Agent reasonably may request.

(b)Prior to the effectiveness of this the Agreement, the Borrower shall have satisfied the following conditions in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion:

(i)Material Adverse Effect. No Material Adverse Effect shall have occurred and be continuing and the Borrower has not been liquidated, dissolved or terminated;

(ii)Regulatory. Absence of a Regulatory Trigger Event;

(iii)Agreed Upon Procedures. The completion of agreed upon procedures by a third-party in relation to the testing and cash flow tracking of the Receivables, and the implementation of any corrective actions identified in the Reports, each to the satisfaction of the Administrative Agent;

(iv)Regulatory/Compliance review. Completion, to the satisfaction of the Administrative Agent, of a regulatory and compliance review with respect to the Borrower, the Receivables, the Transaction Documents and the transactions contemplated therein and of any corrective actions identified in the Reports;

(v)IT Questionnaire. Completion by the Borrower, to the satisfaction of the Administrative Agent, of an information technology questionnaire provided to the Borrower by the Administrative Agent;

(vi)PPSA filings. Delivery to the Administrative Agent of (i) Ontario PPSA filings in respect of the deemed security interest regarding the assignment of the Receivables from the Sellers to the Borrower, and (ii) Ontario PPSA filings in respect of the security interest created by the Borrower under the General Security Agreement;

(vii)Intercompany Debt. Any Intercompany Debt in existence as at the Closing Date has been subordinated in all respects and fully postponed beyond the Maturity Date, to the satisfaction of the Administrative Agent, acting reasonably;

(viii)Financing Fee. Payment of the Financing Fee by the Borrower to the Lenders (in accordance with their Applicable Percentage, and

(ix)Payments. Payment in cash by the Borrower to the Administrative Agent and any other relevant parties of all of the amounts that have become due and owing as of the Closing Date and all costs and expenses to the extent invoiced on or prior to the Closing Date.

SECTION 4.02    CONDITIONS TO ADVANCES.

(a)The obligation of the Lenders to make the initial Advance hereunder pursuant to Section
2.01 was conditioned upon verification by the Verification Agent, to the satisfaction of the Administrative Agent, of seventy-five (75) Receivables from the Loan Level Data Tape for the Receivables proposed by the Borrower for initial funding by the Lender on or shortly after the Closing Date.

(b)The obligation of the Lenders to make each subsequent Advance hereunder pursuant to Section 2.01 is conditioned upon:

(i)Advance Requirements. The Borrower’s satisfaction of each of the conditions specified in Section 2.01 and Section 2.06 as of the date of such Advance;

(ii)Level 1 Regulatory Trigger Event, Amortization Event, Event of Default. The absence of any Level 1 Regulatory Trigger Event, Amortization Event or Event of Default or any event which with the giving of notice or the passage of time, or both, would become a Level 1 Regulatory Trigger Event, Amortization Event or Event of Default;

(iii)Borrowing Base. The Borrower shall have delivered a Borrowing Request and Borrowing Base Certificate demonstrating that the outstanding amount of the Loans does not exceed the Borrowing Base after giving effect to such proposed Advance; and

(iv)Costs and Expenses. The Borrower shall have paid or reimbursed the Administrative Agent and the Lenders for all costs and expenses required to be paid or reimbursed by them on or prior to such Advance date, subject to the limitations set forth in Section 8.03.

ARTICLE V
COVENANTS

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full without any pending draw, each Credit Party covenants as follows:

SECTION 5.01    NAME OR STRUCTURAL CHANGES.

It shall not:

(a)change its name, identity or legal structure or change its jurisdiction of organization to any location other than Ontario without the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed);

(b)permit itself to merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person;

(c)change or relocate its chief executive office unless it gives the Administrative Agent written notice of such change not later than ten (10) calendar days thereafter; or

(d)in the case of the General Partner, resign as general partner of the Borrower or permit any other Person to become general partner of the Borrower.

SECTION 5.02    BUSINESS AND ACTIVITIES.

It shall not engage in any business or activities other than those permitted under the Transaction Documents. In particular, the Credit Parties shall not have any employees or establish or contribute to any Canadian Pension Plan.

SECTION 5.03    PARTNERSHIP.

(a)The Credit Parties shall not at any time amend or terminate or agree to amend or terminate the Partnership Agreement without the prior written consent of the Administrative Agent.

(b)The Credit Parties shall not permit any new limited partners to become limited partners in the Borrower nor shall they permit any existing limited partner as at the Closing Date to exit the partnership or otherwise cease to be a party to the Partnership Agreement, in each case without the consent of the Administrative Agent.

SECTION 5.04    SEPARATENESS.

It (i) acknowledges that each of the Lenders is entering into the transactions contemplated by this Agreement in reliance upon its identity as a legal entity that is separate from the other Borrower Parties, (ii) shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent or any Lender to continue its identity as a separate legal entity and to make it apparent to third Persons that each Credit Party is an entity (or in the case of the Borrower, a partnership) with assets and liabilities distinct from those of the other Borrower Parties, and is not a division of such Persons and
(iii)in furtherance of the foregoing, it shall:

(a)maintain its books and Records and bank accounts separate from those of any other Borrower Party;

(b)at all times hold itself out to the public and all other Persons as a legal entity (or in the case of the Borrower, a partnership) separate from its member (if applicable) and any other Person;

(c)file tax returns, if any, for itself as may be required under Applicable Law, to the extent
(A) not part of a consolidated group filing a consolidated return or returns or (B) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under Applicable Law;

(d)except as contemplated herein or in any other Transaction Document:, pay its own liabilities only out of its own funds, not commingle the Borrower’s assets with assets of any other Person;

(e)not hold out its credit or assets as being available to satisfy the obligations of others and not guarantee any obligations of any other Person;

(f)not pledge its assets to secure the obligations of any other Person;

(g)strictly comply with all organizational formalities to maintain its separate existence;

(h)maintain separate financial statements for itself;

(i)not have any employees;

(j)allocate fairly and reasonably with other Persons any of its overheads for shared office space (if any);

(k)correct any known misunderstanding regarding its separate identity;

(l)ensure it does not engage in any business or activity and does not own any assets or property except as set forth in this Agreement and the other Transaction Documents, nor incur any indebtedness or liability other than any incurred pursuant to the Transaction Documents;

(m)in the case of the Borrower, act solely in its own name (including through the General Partner, as applicable), and cause all representatives of General Partner from time to time to act at all times with respect to it consistently and in furtherance of the foregoing and in its best interests;

(n)maintain its assets in a manner that facilitates their identification and segregation from those of the Affiliates of each Credit Party; and

(o)not to have it acquire any securities of any other Person.

SECTION 5.05    COMPLIANCE WITH LAWS.

It shall comply with all Applicable Laws, except to the extent that the failure to comply with such Applicable Laws does not have, or could not reasonably be expected to have, a Material Adverse Effect.

SECTION 5.06    POLICIES AND PROCEDURES.

It shall ensure that the Borrower Parties maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower Parties and their respective directors, managers, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.07    AUTHORIZATIONS.

It shall promptly obtain, comply with the terms of and do all that is necessary and within its control to maintain in full force and effect all authorizations which are at any time required in or by all Applicable Laws in connection with the performance of its duties and obligations under the Transaction Documents to which it is a party or to ensure the legality, validity, enforceability and admissibility in evidence of the Transaction Documents, except to the extent that a failure to do so has not had or could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.08    RECORDS.

It shall:

(a)keep and maintain all Records at such locations as are listed in Section 8.01 or such other location as it may notify to the Secured Parties from time to time; provided that it shall provide such Persons with written notice of such change not later than ten (10) calendar days thereafter;

(b)maintain adequate back-ups of the Records;

(c)ensure that the Records to the extent that they relate to Receivables are held to the order and on trust for the Administrative Agent and comply with all reasonable instructions of any Finance Party in relation to the Records to the extent that they relate to Receivables;

(d)at its sole expense (subject to the proviso below) permit the Administrative Agent, each Finance Party and/or their respective agents or representatives, upon reasonable prior notice, and subject to the facility’s reasonable security procedures, to visit its office during normal office hours (each such visit, a "Review") (A) to examine or make copies of the Records that are in its possession or under its control and (B) to discuss matters relating to its financial condition or the Receivables or any Person’s performance under any of the Transaction Documents, in each case, with any of its officers or employees having knowledge of such matters; provided that, so long as no Amortization Event has occurred and is continuing and that the prior Review, if any, included no material adverse findings, the Borrower shall only be responsible for the cost of two (2) Reviews in any one (1) calendar year; and

(e)keep and maintain Records adequate to permit, on and following the Effective Date, the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable.

SECTION 5.09    PERFORMANCE AND ENFORCEMENT OF THE SALE AND SERVICING AGREEMENT.

It shall:

(a)perform, and will require each of the Sellers pursuant to the Sale and Servicing Agreement to perform, each of its obligations and undertakings under and pursuant to the Sale and Servicing Agreement;

(b)purchase Receivables under the Sale and Servicing Agreement in strict compliance with the terms thereof and will diligently enforce the rights and remedies accorded to it as the buyer under the Sale and Servicing Agreement; and

(c)take all actions to perfect and enforce its rights and interests (and the rights and interests of the Secured Parties as its assignees) under the Sale and Servicing Agreement to which it is a party as the Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Sale and Servicing Agreement.

SECTION 5.10    OWNERSHIP.

It shall (or, to the extent required pursuant to the Sale and Servicing Agreement, will require each Seller thereto to) take all necessary action to:

(a)vest legal and equitable title to the Eligible Receivables irrevocably in the Borrower or the General Partner, as applicable, free and clear of any Liens other than Permitted Encumbrances; and

(b)establish and maintain, in favour of the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority Security Interest in the Collateral to the full extent contemplated herein, free and clear of any Liens other than Permitted Encumbrances (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the PPSA (or any comparable law) of all appropriate jurisdictions) to perfect the Administrative Agent’s (for the benefit of the Secured Parties) Security Interest in the Collateral and such other action to perfect, protect or more fully evidence the Security Interest of the Administrative Agent for the benefit of the Secured Parties as the Administrative Agent or any Lender may reasonably request.

SECTION 5.11    SALES, LIENS.

Other than the ownership and Security Interests contemplated by the Transaction Documents, it shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Lien upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivables or Collections and it shall defend the right, title and interest of the Secured Parties in, to and under any of the foregoing property, against all claims of third parties claiming through or under it.

SECTION 5.12    TERMINATION OF SALE AND SERVICING AGREEMENT.

It shall not terminate the Sale and Servicing Agreement or send any termination notice to any Seller thereunder in respect thereof, without the prior written consent of each Finance Party.

SECTION 5.13    INDEBTEDNESS.

It shall not incur or permit to exist any Indebtedness or liability on account of deposits except (i) the Secured Obligations (ii) other current accounts payable arising in the ordinary course of business and not overdue, unless such overdue accounts payable are disputed and being contested in good faith.

SECTION 5.14    TAX STATUS.

It shall take such actions as needed to ensure that it will not become subject to taxation in any jurisdiction outside of Canada.

SECTION 5.15    TAXES.

It shall timely (taking into account any extensions) (i) file all tax returns (federal, state, provincial, foreign and local) required to be filed by it and (ii) pay, or cause to be paid, all Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

SECTION 5.16    USE OF PROCEEDS.

No proceeds of any Advance shall be used directly or indirectly by it:

(a)to fund any operations in, finance any investments or activities in or make any payments to or for the benefit of, directly or indirectly, a Sanctioned Person or a Sanctioned Country in violation of any applicable Sanctions or in any other manner that will result in a violation by any Person of any applicable Anti-Corruption Laws or Anti-Terrorism Laws; or

(b)for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any margin stock.

SECTION 5.17    ANTI-TERRORISM LAWS:

It shall ensure that neither a Borrower Party nor, to a Borrower Party’s knowledge, any of such Borrower Party’s agents, shall (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law.

SECTION 5.18    FURTHER INFORMATION/ASSURANCES.

It shall:

(a)promptly furnish to the Administrative Agent and each Lender such other information, and in such form, as the Administrative Agent or the Lenders may reasonably request from time to time; and/or

(b)at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents, and assurances as the Administrative Agent and the Lenders may reasonably request from time to time in order to give full effect to the transactions contemplated by this Agreement.

SECTION 5.19    FINANCIAL    STATEMENTS;    BORROWING    BASE    AND    OTHER INFORMATION.

The Borrower will furnish to each Finance Party:

(a)on each Weekly Settlement Date and Reporting Date, the Servicing Report;

(b)within one hundred and twenty (120) days after the end of each fiscal year of CURO Group Holdings Corp., its audited consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year and separately breaking out the Borrower, all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of CURO Group Holdings Corp. and its subsidiaries in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants;

(c)within forty-five (45) days after the end of each fiscal quarter of CURO Group Holdings Corp. (beginning with the fiscal quarter ending September 30, 2018), its consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal quarter and separately breaking out the Borrower;

(d)[***]

(e)on each Weekly Settlement Date, Reporting Date, on the date of each Borrowing Request and at such other times or as may be requested by the Administrative Agent, as of the period then ended, a Borrowing Base Certificate, and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request;

(f)upon the request of the Administrative Agent, an Ontario Limited Partnership Report for the Borrower from the appropriate governmental officer;

(g)promptly after any request therefor by the Administrative Agent or any Lender, copies of
(i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if a Borrower or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(h)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower, or compliance with the terms of this Agreement, as any Finance Party may reasonably request.

SECTION 5.20    NOTICES OF MATERIAL EVENTS.

The Borrower will furnish to the Administrative Agent and each Lender promptly (but in any event within three (3) Business Days of becoming aware of such occurrence) written notice of the following:

(a)the occurrence of a Collateral Trigger Event, a Level 1 Regulatory Trigger Event, an Amortization Event or an Event of Default, together with a written statement signed by it setting forth the details of such event and any action taken or contemplated to be taken with respect thereto;

(b)receipt of any notice of any material investigation by a Governmental Authority or any material litigation or proceeding commenced or threatened against any Borrower Party;

(c)any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral;

(d)any proposal by any Seller to increase the Intercompany Debt above the amount of Intercompany Debt outstanding as of the Closing Date;

(e)the occurrence of any ERISA Event; and

(f)any other development that results, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a senior officer or other executive officer of the General Partner (in its capacity of general partner of the Borrower) setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.21    EXISTENCE; CONDUCT OF BUSINESS.

Each Credit Party will (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 5.28, and (b) carry on and conduct its business only as permitted under the Transaction Documents.

SECTION 5.22    PAYMENT OF OBLIGATIONS.

Each Credit Party will pay or discharge all Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such liabilities would not result in aggregate liabilities in excess of $250,000, and (d) there is no risk of forfeiture of any property or asset constituting Collateral as a result of the failure to so pay or discharge such Indebtedness or other liabilities or obligations.

SECTION 5.23    BOOKS AND RECORDS; INSPECTION RIGHTS.

(a)Each Credit Party will, at the cost of the Borrower, (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities, (b) permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers, agents and appraisers retained by the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to conduct at its premises field examinations of the its assets, liabilities, books and records, including examining and making extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, and (c) permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers, agents and appraisers retained by the Administrative Agent) to conduct a third-party review and reconciliation of all payment related activity, including ending balances, on not less than 100 Receivables per calendar quarter. Each Credit Party acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to its assets for internal use by the Administrative Agent and the Lenders. Notwithstanding the forgoing, only one of each of such field examination and inspection per calendar year per location shall be at the Credit Parties' sole expense. For purposes of this Section 5.23, it is understood and agreed that a single field examination or inspection may be conducted at multiple relevant sites as required.

(b)The Borrower shall arrange with the Sellers to make arrangements with the Seller Collections Account Bank to permit any representatives designated by the Administrative Agent (including employees of the Administrative Agent) to have the same log-in real-time electronic view rights that the Borrower holds in order to at any time to view the Seller Collections Accounts balances and payments activities.

SECTION 5.24    COMPLIANCE WITH LAWS AND MATERIAL CONTRACTUAL OBLIGATIONS.

Each Credit Party will ensure that each Borrower Party (i) complies with all Applicable Laws (including, without limitation, Privacy Laws) and (ii) performs in all material respects its obligations under the Transaction Documents to which it is a party, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Credit Party will ensure that the Borrower Parties maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower Parties and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.25    ACCURACY OF INFORMATION.

Each Credit Party will ensure that any information, excluding Projections but including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any other Transaction Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by it on the date thereof as to the matters specified in this Section 5.25; provided that, with respect to projected financial information, it will only ensure that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Each Credit Party will ensure that any Projections are made in good faith.

SECTION 5.26    INDEBTEDNESS.

No Credit Party will create, incur, assume or suffer to exist any Indebtedness, except the Secured Obligations.

SECTION 5.27    LIENS.

No Credit Party will create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, other than Permitted Encumbrances.

SECTION 5.28    FUNDAMENTAL CHANGES.

(a)No Credit Party will merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, or liquidate or dissolve (and distribute its assets).

(b)No Credit Party will engage in any business other than as permitted under the Transaction Documents and other than businesses substantially similar to the type conducted by it on the date hereof and businesses reasonably related thereto.

(c)No Credit Party will change its fiscal year from the basis in effect on the Closing Date.

(d)No Credit Party will change the accounting basis upon which its financial statements are prepared.

SECTION 5.29    NON-CONSOLIDATION.

No Credit Party will take any action which could reasonably result in the Borrower (i) being consolidated with any other entity in any insolvency or bankruptcy (or equivalent) proceedings (other than the General Partner) or (ii) losing its status as a limited partnership.

SECTION 5.30    DISPOSALS.

No Credit Party will sell, transfer, lease or otherwise dispose of (or commit to sell, transfer, lease or otherwise dispose of) any asset, except in connection with a Securitization Transaction permitted by Section 5.40 and provided that the terms thereof have been adhered to, and otherwise with the prior written consent of the Administrative Agent.

SECTION 5.31    SWAP AGREEMENTS.

The Borrower will not enter into any Swap Agreements, except with the prior written consent of the Administrative Agent.

SECTION 5.32    RESTRICTED PAYMENTS.

Following the occurrence of an Amortization Event or Event of Default, no Credit Party will declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so. For the avoidance of doubt, to the extent of any conflict between the terms of sub-paragraph (l) of Article X of the Guaranty and the terms of this Section 5.32, the terms of this Section 5.32 shall prevail.

SECTION 5.33    RESTRICTIVE AGREEMENTS.

No Credit Party will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon its ability to create, incur or permit to exist any Lien upon any of its property or assets; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any Requirement of Law or by any Transaction Document, and (ii) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness.

SECTION 5.34    AMENDMENT OF ORGANIZATIONAL DOCUMENTS.

No Credit Party will amend, modify or waive any of its rights under its Organizational
Documents.

SECTION 5.35    PARTNERSHIP CORPORATE COVENANTS.

Each of the Credit Parties:

(a)will not conduct any activities, except in accordance with the powers and restrictions set out in the Partnership Agreement and its obligations under the Transaction Documents, in each case, to which it is a party;

(b)will not permit, consent, approve or otherwise agree to any proposed Change of Control;

(c)will not consent to or approve the granting of a Lien over any shares or partnership interests issued by it, other than to the Administrative Agent to directly or indirectly secure the Secured Obligations;

(d)will not issue any additional shares or partnership interests without the consent of the Administrative Agent, not to be unreasonably withheld; provided that it shall not be unreasonable for the Administrative Agent to withhold its consent to the issuance of additional shares or additional partnership interests by a Credit Party if such issuance would result in a change of Control or if such additional shares or additional partnership interests would not be subject to the Security, in the same manner and to the same extent that the existing shares or additional partnership interests of the Credit Parties are subject to the Security; and

(e)will not amend the Partnership Agreement to: (i) provide that the jurisdiction of organization of the Borrower is other than Ontario, (ii) provide that the units or interest of the Borrower do not constitute "securities" under the Securities Transfer Act (Ontario), or (iii) add another general partner or remove the General Partner as the general partner of the Borrower, in each case, without the prior written consent of the Administrative Agent.

SECTION 5.36    ADMINISTRATIVE AGENT INSTRUCTIONS.

(a)The Borrower shall not exercise any of the following rights or discretions under the Transaction Documents (other than the Credit Agreement and Fee Letter) and the Insurer Notification Letter without the consent or instructions (as applicable) of the Administrative Agent (other than in the cases of items (iv), (vii), (ix) and (x) and more generally following the occurrence of an Event of Default, acting in its Permitted Discretion), and the Administrative Agent may (other than in the cases of items (iv), (vii), (ix) and (x) and more generally following the occurrence of an Event of Default, in its Permitted Discretion) at any time instruct the Borrower to exercise any discretion under the Transaction Documents, including, but not limited to, the following:

(i)upon notice by the Administrative Agent at any time following the occurrence of a Servicer Termination Event, the Borrower will exercise its rights to appoint a replacement Servicer pursuant to Section 7.02 of the Sale and Servicing Agreement;

(ii)upon notice by the Administrative Agent at any time following the occurrence of an Amortization Event, the Borrower shall promptly give notice to the Sellers (a "Receivables Sale Termination Notice") that it will no longer purchase receivables under the Sale and Servicing Agreement in accordance with the terms thereof;

(iii)upon notice by the Administrative Agent at any time following the occurrence of a Re-Direction Event, the Borrower shall at the request of the Administrative Agent (i) notify any Insurer of the ownership of the Purchased Assets and/or Security Interest (as defined in the General Security Agreement) and/or direct any Insurer to pay any proceeds of Insurance directly to an account specified by the Administrative Agent;

(iv)upon notice by the Administrative Agent at any time following the occurrence of an Event of Default, the Borrower shall at the request of the Administrative Agent (i) notify any Insurer of the ownership of the Purchased Assets and/or Security Interest (as defined in the General Security Agreement) and/or direct any Insurer to pay any proceeds of Insurance directly to an account specified by the Administrative Agent;

(v)upon notice by the Administrative Agent at any time, make a claim for indemnification on behalf of the Administrative Agent under the Sale and Servicing Agreement pursuant to its rights thereunder;

(vi)upon notice by the Administrative Agent at any time, the Borrower will exercise its discretion to give notice and require the Seller to re-purchase Receivables under Section 2.02 of the Sale and Servicing Agreement;

(vii)upon notice by the Administrative Agent, at any time following the occurrence of an Event of Default, notify any Obligors or any other person obligated on an account, chattel paper or instrument of the ownership of the Receivables and notify them to make payments to the party specified by the Administrative Agent (whether or not any Seller or Servicer was previously making collections on such accounts, chattel paper or instruments) or direct the Sellers or the Servicers, as applicable, to notify the Obligors, at the Borrower's expense, of the ownership of the Receivables and to notify the Obligors or any other person obligated on an account, chattel paper or instrument to make payments to the party specified by the Borrower (whether or not any Seller or Servicer was previously making collections on such accounts, chattel paper or instruments) (and the identity of the owner may be withheld in any such notification);

(viii)upon notice by the Administrative Agent, acting reasonably and within its Permitted Discretion, with due consideration for the potential impact of such action on the collectability of Receivables in particular given the nature of the Obligors, at any time following the occurrence of a Re- Direction Event, notify any Obligors or any other person obligated on an account, chattel paper or instrument of the ownership of the Receivables and notify them to make payments to the party specified by the Administrative Agent (whether or not any Seller or Servicer was previously making collections on such accounts, chattel paper or instruments) or direct the Sellers or the Servicers, as applicable, to notify the Obligors, at the Borrower's expense, of the ownership of the Receivables and to notify the Obligors or any other person obligated on an account, chattel paper or instrument to make payments to the party specified by the Borrower (whether or not any Seller or Servicer was previously making collections on such accounts, chattel paper or instruments) (and the identity of the owner may be withheld in any such notification);

(ix)upon notice by the Administrative Agent at any time following the occurrence of an Event of Default, the Borrower shall promptly give notice to the Sellers of a Seller Event of Default (as defined in and) pursuant to and in accordance with the Sellers Security Agreement;

(x)[RESERVED]

(xi)upon notice by the Administrative Agent at any time, the Borrower will exercise any of its discretions under the Intercreditor Agreement, including its discretion to: (i) request a Lender's Confirmation, (ii) exercise a Purchase Right, (iii) deliver a Purchase Notice, (iv) consummate a Purchase, (v) deliver a request to release and discharge security interests over the Collection Accounts or (vi) deliver any Turnover Request (each as defined in the Intercreditor Agreement), at the direction of the Administrative Agent;

(xii)upon notice by the Administrative Agent at any time following a Servicer Termination Event, the Borrower will direct the Sellers to duly complete, execute and deliver such documents and actions required to be duly completed, executed and delivered pursuant to Section 7.05 of the Sale and Servicing Agreement; and

(xiii)with respect to any exercise of any power of attorney given to the Borrower pursuant to the Transaction Documents, including under Section 7.04 of the Sale and Servicing Agreement and Section 3.07 of the Sellers Security Agreement.

(b)The Borrower will promptly, and in all cases in no more than one (1) Business Day from its receipt thereof, provide to the Administrative Agent: (i) any information that it becomes aware of material to the interest of the Administrative Agent or the Lenders, (ii) any formal or informal notifications it receives or (iii) a copy of any notices it receives, in each case with respect to the Transaction Documents and the Insurer Notification Letter.

SECTION 5.37    RECORDS.

Each of the Credit Parties shall:

(a)keep and maintain all Records in accordance with GAAP and Applicable Law at the location listed in Section 8.01 or such other location as it may notify to the Secured Parties from time to time; provided that it shall provide such Persons with written notice of such change not later than ten (10) calendar days thereafter;

(b)maintain adequate back-ups of the Records;

(c)ensure that the Records, to the extent that they relate to Receivables, are held to the order and on trust for the Administrative Agent and comply with all reasonable instructions of any Finance Party in relation to the Records to the extent that they relate to Receivables; and

(d)keep and maintain Records adequate to permit, on and following the Effective Date, the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable.

SECTION 5.38    DATA PROTECTION.

Each of the Credit Parties shall:

(a)ensure that any collection, use, transfer or disclosure of Customer Data is in compliance with Data Requirements, and, in particular, ensure that all consents are in place that are necessary under Privacy Laws for either it or the Sellers and the Initial Servicers: (i) to share such Customer Data with the Servicers and the Verification Agent; and (ii) to use and disclose such Customer Data for the purposes intended under the Transaction Documents; and

(b)promptly (and in any event within 5 Business Days) notify the Administrative Agent:

(i)if it receives from any Person or has been required to give to any Person any notice regarding any offense or alleged offense under Data Requirements;

(ii)if it receives notice from any of its suppliers of IT assets that are not owned or leased by the it that any Customer Data or other sensitive or confidential information (in each case, in its control or possession) was stolen or improperly accessed, used, or disclosed;

(iii)of the occurrence of:

(A)any loss or theft of any Customer Data, or accidental or unauthorised disclosure or access to Customer Data, including any unauthorized intrusions or security breaches of any IT asset which is owned or leased by it, in which Customer Data or other sensitive of confidential information was stolen or improperly accessed, used, or disclosed;

(B)any other actual, potential or suspected incident concerning or affecting Customer Data which has or could reasonably have a significant impact on the security of Customer Data; or

(C)any incident concerning or affecting Customer Data which gives rise to an obligation under Privacy Laws to notify a regulator.

SECTION 5.39    SELLER COLLECTIONS ACCOUNTS BLOCKED ACCOUNT AGREEMENT.

Each of the Credit Parties shall have used commercially reasonable efforts to ensure that, by not later than the date that was 30 days following the date of the initial Advance hereunder, it had delivered to the Administrative Agent a fully executed Seller Collections Accounts Blocked Account Agreement in form and substance satisfactory to the Administrative Agent, acting reasonably, provided that this provision has been deemed to be satisfied and performed by the execution and delivery of the Intercreditor Agreement by the parties thereto.

SECTION 5.40    SECURITIZATION TRANSACTIONS.

(a)The Borrower or its Affiliates may from time to time execute one or more Securitization Transactions in connection with which the Borrower proposes to create a Lien and/or assign to a Seller or to another Person, as the case may be, all or part of the Purchased Assets that are part of the Collateral (a “Financing Transaction Release”). To the extent that Curo Canada Corp., LendDirect Corp. (Canada) or any of their Affiliates intends to enter into a Securitization Transaction, it may offer to the Borrower the option to sell all or a portion of the Purchased Assets with respect thereto and, in such case, shall provide the Borrower with at least forty-five (45) calendar days’ or such shorter period as the parties may agree advance written notice. The Borrower may participate in or otherwise facilitate such a Securitization Transaction executed by it or its Affiliates, provided that (i) a Borrowing Base Deficiency shall not occur as a result of giving effect to the Financing Transaction Release, (ii) that, as of the date of the Financing Transaction Release, no Amortization Event or Event of Default or any event which with the giving of notice or the passage of time, or both, would become an Amortization Event or an Event of Default, has occurred, (iii) in selecting Purchased Assets to be sold and released from the Collateral in accordance with this Section 5.40, such selection shall be made in a manner that is not materially adverse to the interests of the Lenders, and (iv) upon the Financing Transaction Release, (1) each Lender will be paid such Lender’s pro rata share of the Financing Transaction Prepayment Amount (as defined below) for the applicable Loan, and (2) each other Person to whom monies are owed on the applicable Weekly Settlement Date under Section 2.03 will be paid all amounts owing to such Person from the amounts deposited in the Transaction Account, all in accordance with Section 2.03 (collectively, the “Financing Transaction Conditions”), and subject to the procedures and conditions, as follows:

(i)at least twenty (20) days prior to the related Financing Transaction Release:

(A)the Borrower will deliver a written notice to the Administrative Agent (the “Financing Transaction Notice”), of the intention of the Borrower to participate in or otherwise facilitate a Securitization Transaction to be entered into by it or its Affiliates, thereby (A) notifying the Administrative Agent that it will be paying the Financing Transaction Prepayment Amount in accordance with the terms hereof, which notice will state (I) the date fixed for pre-payment and the Financing Assignment Designation Cut-Off Date, and (II) the principal amount of the Loans to be repaid in connection with the Financing Transaction Release, together with any unpaid interest accrued thereon to (but excluding) the date fixed for pre-payment and any applicable premium in respect thereof (the “Financing Transaction Prepayment Amount”), and (B) certifying that, after giving effect to the Financing Transaction Release, the Financing Transaction Conditions will be satisfied;

(B)concurrently with the delivery of the notice referred to in Section 5.40(a)(i)(A), the Servicer will deliver to the Administrative Agent (A) a schedule of the Purchased Assets to be released from the Collateral in connection with a Financing Transaction Release (the “Financing Transaction Release List”), and (B) an updated schedule of Loans reflecting the Purchased Assets that will continue to be held by the Administrative Agent as Collateral following the proposed release;

(ii)the Administrative Agent shall have accepted, in writing, the Financing Transaction Notice (provided such acceptance shall not be unreasonably withheld or delayed) and be satisfied with (acting reasonably) the Financing Transaction Prepayment Amount and the Financing Transaction Release List; the Administrative Agent agrees that it shall respond to any Financing Transaction Notice within ten (10) days of receipt;

(iii)on or before the related Weekly Settlement Date, the Borrower will deposit into the Transaction Account an amount equal to the Financing Transaction Prepayment Amount for all or a portion, as the case may be, of the Loans to be repaid, together with such other amounts as may be required to be paid on the related Weekly Settlement Date, in accordance with Section 2.03; and

(iv)upon the deposit to the Transaction Account in accordance with Section 5.40(a)(iii), the Liens under the General Security Agreement affecting the portion of the Collateral corresponding to the Purchased Assets identified in the Financing Transaction Release List shall be considered to be automatically released by the Administrative Agent and the Administrative Agent will promptly deliver to the Borrower and the Servicers such documents and certificates in respect of the release as they may reasonably request.

(b)Upon the deposit to the Transaction Account in accordance with Section 5.40(a)(iv) in connection with any Financing Transaction Release, and subject to the other terms and conditions set forth herein, the Purchased Assets included in the related Financing Transaction Release List and all Collections paid and payable with respect to such Purchased Assets on and after the applicable Financing Assignment Designation Cut-Off Date shall be assigned by the Borrower to the applicable Seller or other Person designated by the Borrower, and if the Borrower receives any Collections on account of such Purchased Assets after the applicable Financing Assignment Designation Cut-Off Date, such Collections shall be paid over to the applicable Seller or such other Person who has acquired such Purchased Assets. For greater certainty, the purchase price paid by the applicable Seller or such other Person to the Borrower for such Purchased Assets shall be deposited to the Transaction Account for application as the Financing Transaction Prepayment Amount in accordance with this Section 5.40 and Section 2.03. The Borrower may execute and deliver to the applicable Seller or such other Person who has acquired such Purchased Assets any documents that may reasonably be required to give further effect this Section.

ARTICLE VI
EVENTS OF DEFAULT, AMORTIZATION EVENTS AND RE-DIRECTION EVENTS

SECTION 6.01    EVENTS OF DEFAULT.

If any of the following events ("Events of Default") shall occur:

(a)the Borrower shall fail to pay any principal due under any Loan when and as the same shall become due and payable, including the amount of any Borrowing Base Deficiency or in respect of any other Obligation, within two (2) Business Days of becoming due, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)any representation or warranty made or deemed made by or on behalf of the Borrower in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made and, if such misrepresentation is capable of being cured, is not cured within ten (10) Business Days after the earlier of (i) the date on which a Curo Entity has knowledge thereof or reasonably should have known; and (ii) the date on which written notice has been given by the Administrative Agent to the Borrower specifying the incorrectness and requiring that the circumstances giving rise thereto be eliminated or otherwise rectified;

(c)the Borrower fails to observe or perform any covenant, condition or agreement contained in the Loan Documents and such failure, if capable of being remedied, remains unremedied for a period of ten (10) Business Days after the earlier of (i) the date on which a Curo Entity has knowledge thereof or reasonably should have known; and (ii) the date on which written notice of such failure has been given by the Administrative Agent to the Borrower requiring such failure to be remedied;

(d)an Insolvency Event with respect to any Borrower Party;

(e)one or more (i) final judgments, orders or decrees by a court of competent jurisdiction for the payment of money in an aggregate amount in excess of the Judgment Threshold (net of any amounts that a reputable and creditworthy insurance company or financial institution has accepted full coverage) shall be rendered against any Borrower Party or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of thirty (30) consecutive calendar days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Borrower Party to enforce any such judgment or (ii) judgments, orders or decrees by a court of competent jurisdiction shall be entered against any Borrower;

(f)a Master Insurance Policy ceases to be in effect and is not replaced by one or more replacement Master Insurance Policies (including an existing Master Insurance Policy that is extended to cover the Receivables originated by such Seller that were subject to the Master Insurance Contract that is terminated, cancelled or surrendered) on substantially the same terms (including the corresponding Master Insurance Marketing Agreement that governs the relationship of the relevant Seller and relevant Insurer with respect to the Master Insurance Policy) and which provide(s) substantially the same risk coverage of the Obligors and Receivables and substantially the same coverage of the proportion of the Purchased Receivables in respect of which Insurance is place, as is provided by the Master Insurance Policies in effect on the Closing Date, within (i) if such Master Insurance Policy ceases to be in effect following receipt of notice of its termination from an Insurer or due to notification by a Seller to an Insurer that the Seller is terminating a Master Insurance Policy (in each case in accordance with the terms of the relevant Master Insurance Policy), a period of time equal to the contractual termination period specified in such Master Insurance Policy, and (ii) if a Master Insurance Policy is otherwise terminated, within 180 days of the relevant Master Insurance Policy ceasing to be in effect;

(g)any representation or warranty made or deemed made by or on behalf of the Guarantor under the Parent Guaranty or any amendment or modification hereof or thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with the Parent Guaranty or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made and, if such misrepresentation is capable of being cured, is not cured within ten (10) Business Days after the earlier of (i) the date on which the Guarantor has knowledge thereof or reasonably should have known; and (ii) the date on which written notice from the Administrative Agent to the Guarantor specifying the incorrectness and requiring that the circumstances giving rise thereto be eliminated or otherwise rectified;

(h)the Guarantor fails to observe or perform any covenant, condition or agreement contained in the Parent Guaranty and such failure, if capable of being remedied, remains unremedied for a period of ten (10) Business Days after the earlier of (i) the date on which the Guarantor has knowledge thereof or reasonably should have known; and (ii) the date on which written notice of such failure has been given by the Administrative Agent to the Guarantor requiring such failure to be remedied;

(i)(i) any Curo Entity shall be required to register as, an "investment company" within the meaning of the Investment Company Act or (ii) the Borrower becomes a "covered fund" under the Volcker Rule;

(j)a Seller shall for any reason cease to have the legal capacity to transfer, or otherwise be incapable of transferring the Eligible Receivables to the Borrower under the Sale and Servicing Agreement;

(k)as of any date of determination, a Level 3 Collateral Trigger shall occur;

(l)a Servicer Termination Event shall occur;

(m)a Level 3 Regulatory Trigger Event shall occur;

(n)an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(o)a Change of Control shall occur;

(p)the Partnership Agreement or the Organizational Documents of the General Partner shall be amended in a manner that changes the objects and powers of either of the Credit Parties or otherwise allows any Credit Party to carry on any business or activity in breach of Section 5.28(b), that has or could reasonably be expected to have a Material Adverse Effect, or any successor limited partner of the Borrower or successor General Partner shall fail to execute and deliver, concurrently upon succeeding as or becoming a limited partner of the Borrower or the General Partner, as the case may be, such certificates, agreements, other documents and opinions of its counsel as the Administration Agent shall reasonably request in order that such succeeding limited partner or General Partner, as the case may be, be bound by the applicable Transaction Documents and to preserve and protect the rights, remedies and interests of the Lenders under the Transaction Documents;

(q)except as permitted by the terms of the General Security Agreement or the Sellers Security Agreement, (i) the General Security Agreement shall or the Sellers Security Agreement for any reason fail to create a valid security interest in any Collateral purported to be covered thereby, or (ii) any Lien securing any Secured Obligation or Sellers Secured Obligation shall cease to be a perfected, first priority Lien;

(r)the General Security Agreement or the Sellers Security Agreement shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the General Security Agreement of the Sellers Security Agreement;

(s)the Back-up Servicing and Verification Agency Agreement shall at any time cease to be in full force and effect and a replacement Back-up Servicing and Verification Agency Agreement is not entered into within 90 days after the date of such agreement ceasing to be in full force and effect;

(t)any subordination or postponement agreement in favour of the Administrative Agent shall be invalidated or otherwise cease to constitute the legal, valid and binding obligations of the Borrower and the subordinated creditor party thereto, enforceable in accordance with its terms or the Borrower and the subordinated creditor party thereto, deny or contest the validity or enforceability of such subordination or postponement agreement; or

(u)any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Borrower shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction that evidences its assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), then, and in every such event (other than an event with respect to the Borrower described in clause (d) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (d) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, increase the rate of interest applicable to the Loans and other Secured Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the PPSA.

Upon the occurrence of an Event of Default, the Administrative Agent may in its discretion:

(i)notify the Obligors, at the Borrower's expense, of the ownership or Security Interests (as defined in the General Security Agreement) of the Administrative Agent (on behalf of the Lenders) under the General Security Agreement and notify the Obligors or any other person obligated on an account, chattel paper or instrument to make payments to the Administrative Agent (whether or not the Borrower was previously making collections on such accounts, chattel paper or instruments) (and the identity of the Administrative Agent or such Lender may be withheld in any such notification);

(ii)notify any Insurer of the ownership of and/or Security Interests (as defined in the General Security Agreement) in the Purchased Assets and/or direct any Insurer to pay any proceeds of the Insurance directly to an account specified by the Administrative Agent; or

(iii)deliver an Activation Notice (as defined in and) pursuant to and in accordance with the Transaction Account Blocked Account Agreement by way of notification to the Transaction Account Bank and direction to the Transaction Account Bank to pay any funds that stand to the credit of the Transaction Account directly to an account specified by the Administrative Agent.

The rights set out in this Section 6.01 shall be without limitation, and shall be in addition to all other rights and remedies of the Administrative Agent otherwise available under any other provision of the Transaction Documents, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the PPSA, all of which rights shall be cumulative.

SECTION 6.02    AMORTIZATION EVENTS.

Upon the occurrence of an Amortization Event, the Administrative Agent may in its discretion, upon notice to the Borrower, declare that the amortization date (the "Amortization Date") shall have occurred, whereupon the Revolving Period shall forthwith terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder shall be paid in accordance with Section 2.03; provided however, that upon the occurrence of an Amortization Event (i) described in clauses (b) or (d) of such definition, or (ii) described in clause (c) of such definition, in connection with an Event of Default of the type described in clause (d) of the definition of "Event of Default”, the Amortization Date shall automatically occur.

SECTION 6.03    RE-DIRECTION EVENTS.

Subject to Section 5.36, upon the occurrence of a Re-Direction Event, the Administrative Agent may in its discretion:

(a)direct the Borrower or the Servicers, as applicable, to notify the Obligors, at the Borrower's expense, of the ownership or Security Interests (as defined in the General Security Agreement) of the Administrative Agent (on behalf of the Lenders) under the General Security Agreement and to notify the Obligors or any other person obligated on an account, chattel paper or instrument to make payments to the Administrative Agent (whether or not the Borrower was previously making collections on such accounts, chattel paper or instruments), and if such notification is not made within five (5) calendar days after the Administrative Agent has so directed the Borrower or the Servicers, as applicable, the Administrative Agent may make such notification (and the Borrower or the Servicers (as applicable) shall, at the Administrative Agent's or any Lender's request, withhold the identity of the Administrative Agent or such Lender in any such notification);

(b)notify any Insurer of the ownership of and/or Security Interests (as defined in the General Security Agreement) in the Purchased Assets and/or direct any Insurer to pay any proceeds of the Insurance directly to an account specified by the Administrative Agent; and

(c)deliver an Activation Notice (as defined in the Transaction Account Blocked Account Agreement) pursuant to and in accordance with the Transaction Account Blocked Account Agreement by way of notification to the Transaction Account Bank and direction to the Transaction Account Bank to pay any funds that stand to the credit of the Transaction Account directly to an account specified by the Administrative Agent, in accordance with the terms of the Transaction Account Blocked Account Agreement.

ARTICLE VII
THE ADMINISTRATIVE AGENT

SECTION 7.01    APPOINTMENT.

Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties hereby irrevocably appoints the Administrative Agent as its agent to hold the Collateral as security for and on behalf of the Secured Parties and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than Canada, each of the Lenders hereby grants to the Administrative Agent any required powers of attorney to execute the General Security Agreement governed by the laws of such jurisdiction on such Lender's behalf. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term "agent" as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

SECTION 7.02    RIGHTS AS A LENDER.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Affiliate thereof as if it were not the Administrative Agent hereunder.

SECTION 7.03    DUTIES AND OBLIGATIONS.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.02), and, (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower that is communicated to or obtained by the bank serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.02) or in the absence of its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 7.04    RELIANCE.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 7.05    ACTIONS THROUGH SUB-AGENTS.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

SECTION 7.06    RESIGNATION.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by its successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor, unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring

Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under the General Security Agreement for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duly or obligation to take any further action under the General Security Agreement, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender. Following the effectiveness of the Administrative Agent's resignation from its capacity as such, the provisions of this Article, Section 2.13(d) and Section 8.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause
(a)above. All services rendered in Canada under this Agreement or any other Loan Document to be performed by the Administrative Agent will be performed by a Canadian resident for purposes of the ITA or an authorized foreign bank for purposes of the Bank Act (Canada).

SECTION 7.07    NON-RELIANCE.

(a)Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

(b)Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Borrower and will rely significantly upon the Borrower's books and records, as well as on representations of the Borrower's personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with the Borrower or any other Person except as otherwise permitted pursuant to this Agreement; and without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying

Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys' fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

SECTION 7.08    NOT PARTNERS OR CO-VENTURERS; ADMINISTRATIVE AGENT AS REPRESENTATIVE OF THE SECURED PARTIES.

(a)The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

(b)Each Lender authorizes the Administrative Agent to enter into the General Security Agreement and to take all action contemplated by such document. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by the General Security Agreement, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the General Security Agreement. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favour of the Administrative Agent on behalf of the Secured Parties. For the avoidance of doubt, each Lender appoints the Administrative Agent as its agent for the purpose of perfecting Liens in assets which, in accordance with the PPSA, the Securities Transfer Act (Ontario) or any other Applicable Law can be perfected only by possession or control.

SECTION 7.09    NO SERVICES IN CANADA.

The Administrative Agent, its sub-agents, and their Related Parties and any successor thereto will not render any services under this Agreement or any other Loan Document in Canada.

ARTICLE VIII
MISCELLANEOUS

SECTION 8.01    NOTICES.

(a)Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

[***]

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses
(i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c)Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d)Electronic Systems.

(i)The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)Any Electronic System used by the Administrative Agent is provided "as is" and "as available." The Administrative Agent does not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower's or the Administrative Agent's transmission of communications through an Electronic System. "Communications" means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 8.02    WAIVERS; AMENDMENTS.

(a)No amendment or waiver of any provision of this Agreement will be effective unless it is in writing signed by the parties hereto.

(b)No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (c) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(c)Except as provided in the first sentence of Section 2.07(b) (with respect to any commitment increase), neither this Agreement nor any other Transaction Document (other than any fee letter) nor any provision hereof or thereof may be waived, amended or modified except in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Borrower, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (ii) reduce or forgive the principal amount of any Loan or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) affected thereby, (iii) postpone any scheduled date of payment of the principal amount of any Loan, or any date for the payment of any interest, fees or other Secured Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) affected thereby, (iv) change Section 2.14(b) or Section 2.14(d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (other than any Defaulting Lender), (v) increase the advance rates set forth in the definition of Borrowing Base or add new categories of eligible assets, without the written consent of the Supermajority Lender (other than any Defaulting Lender), (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lender required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby, (vii) change Section 2.16, without the consent of each Lender (other than any Defaulting Lender) or (viii) except as provided in clause (d) of this Section or in the General Security Agreement, release or subordinate the Administrative Agent's Lien on all or substantially all of the Collateral, without the written consent of each Lender (other than any Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent (it being understood that any amendment to Section 2.16 shall require the consent of the Administrative Agent). The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 8.04.

(d)Notwithstanding the foregoing, the Administrative Agent may, with consent of the Borrower only, amend, modify or supplement this Agreement and the other Loan Documents to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender, without obtaining the consent of any other party to this Agreement.

(e)The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Borrower on any Collateral (i) upon the termination of all of the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Borrower certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry) or (iii) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VI. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $1,000,000 during any calendar year without the prior written authorization of the Required Lenders (it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrower as to the value of any Collateral to be so released, without further inquiry). Any such release shall not in any manner discharge, affect, or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.

SECTION 8.03    EXPENSES; INDEMNITY; DAMAGE WAIVER.

(a)The Borrower shall pay all (i) reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of any outside general counsel, plus, if applicable, one local counsel in any relevant jurisdiction and one counsel with respect to any specialized matters for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through an Electronic System) of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any outside general counsel, plus, if applicable, one local counsel in any relevant jurisdiction and one counsel with respect to any specialized matters for each of the Administrative Agent or any Lender (to the extent that such Lender or similarly affected group of Lender has an actual or perceived conflict of interest with the Administrative Agent or another Lender or Lender), in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. Expenses being reimbursed by the Borrower under this Section include, without limiting the generality of the foregoing, fees, costs and expenses incurred in connection with:

(i)appraisals and insurance reviews;

(ii)field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination;

(iii)background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;

(iv)Taxes, fees and other charges for (A) lien and title searches and title insurance and (B) filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent's Liens;

(v)sums paid or incurred to take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; and

(vi)forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing fees, costs and expenses may be charged to the Borrower as Loans.

(b)The Borrower shall indemnify the Administrative Agent and each Lender, and each Affiliate of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of:

(i)the execution or delivery of the Transaction Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby;

(ii)any representation or warranty made by any Credit Party under this Agreement, or any other Transaction Document to which is it a party, which shall have been false or incorrect when made or deemed made;

(iii)any Loan or the use of the proceeds therefrom;

(iv)the failure of the Borrower to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by the Borrower for Taxes pursuant to Section 2.12;

(v)any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by any lender or credit provider arising out of any actual or potential credit agreement or facility (or similar credit arrangement) between any lender or credit provider (other than any Indemnitee) and Curo Group Holding Corp. and/or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, fraud or willful misconduct of such Indemnitee (but, for the avoidance of doubt, pending any such final and non-appealable judgment, the Borrower will pay each applicable Indemnitee any such losses, claims, damages, penalties, liabilities or related expenses, including by advancing all reasonable attorneys’ fees; provided, that any such advanced amounts shall be promptly repaid to the Borrower upon issuance of any such final and non-appealable judgment that the claimed losses, claims, damages, penalties, liabilities or related expenses have resulted from the gross negligence, fraud or willful misconduct of such Indemnitee);

(vi)to the extent not governed by clause (v) above, any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Borrower or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, fraud or willful misconduct of such Indemnitee;

(vii)any representation or warranty made or deemed to be made by the Sellers or the Servicers (or any of its officers), in or in connection with any Transaction Document, which was incorrect in any material respect when made or deemed made or delivered;

(viii)the failure by the Sellers or the Servicers to perform or observe any of its covenants, duties or obligations under any of the Transaction Documents;

(ix)the failure by any of the Sellers or the Servicers to comply with any applicable law, rule, regulation, order, judgment, injunction, award or decree with respect to any part of the Purchased Assets, or the non-conformity of any Purchased Assets with any applicable law, rule, regulation, order, injunction, award or decree;

(x)any commingling of Collections with other funds of the Sellers or the Servicers or any other Person;

(xi)any Canadian, foreign, federal, provincial, state, municipal, local or other tax of any kind or nature whatsoever, including any capital, income, sales, excise, business or property tax, any customs duty, and any penalty or interest in respect of any thereof, which may be imposed on the Borrower on account of any payment made under Section 9.04 of the Sale and Servicing Agreement; and

(xii)any disclosure of personal information (within the meaning of applicable Canadian privacy legislation) of any individual by any Seller or Servicer to any Person (such personal information provided by the Sellers or the Servicers to any Person, if any, being "Personal Information"), that is not in compliance with PIPEDA or any other applicable Canadian privacy legislation.

(xiii)any other action or occurrence relating to or arising out of items (i) through (xi) above.

This Section 8.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent or Affiliate thereof) under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent (or any Affiliate thereof), as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrower's failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d)To the extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 8.04    SUCCESSORS AND ASSIGNS.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Credit

Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Credit Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)the Borrower, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof, and provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

(B)the Administrative Agent, and

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $10,000;

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee's compliance procedures and Applicable Laws, including federal, provincial and state securities laws; and

(E)any assignments of all or a portion of a Lender's Commitment or other rights and obligations under this Agreement relating to the Borrower shall be made to a Qualified Lender.

For the purposes of this Section 8.04(b), the terms "Approved Fund" and "Ineligible Institution" have the following meanings:

"Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or
(c)an entity or an Affiliate of an entity that administers or manages a Lender.

"Ineligible Institution" means a (a) natural person, (b) a Defaulting Lender or its parent,
(c)company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business, (d) the Borrower or Affiliate thereof or (e) at all times that no Event of Default has occurred and is continuing, a competitor of the Borrower.

(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.16, Section 2.02, Section 2.12 and Section 8.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 8.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.07(b), Section 2.14(b) or Section 8.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") other than an Ineligible Institution in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent and the other Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 8.02(c) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.13 and Section 2.12 (subject to the requirements and limitations therein, including the requirements under Section 2.13(f) and Section 2.13(g) (it being understood that the documentation required under Section 2.13(f)(i) shall be delivered to the participating Lender and the information and documentation required under Section 2.13(f)(ii) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.14 and Section 2.15 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.13 or Section 2.12, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(d)Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.15(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender, provided such Participant agrees to be subject to the terms hereof as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under this Agreement or any other Loan Document (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 8.05    SURVIVAL.

All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 2.12, Section 2.13, Section 8.03 and Article VII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 8.06    COUNTERPARTS;    INTEGRATION;    EFFECTIVENESS;    ELECTRONIC EXECUTION.

(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words "execution," "signed," "signature," "delivery," and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Electronic Commerce Act (Ontario) and similar laws in relevant jurisdictions; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

SECTION 8.07    SEVERABILITY.

Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.08    RIGHT OF SETOFF.

If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 8.09    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, provided, however, that if the laws of any jurisdiction other than the Province of Ontario shall govern in regard to the validity, perfection or effect of perfection of any Lien or in regard to procedural matters affecting enforcement of any Liens on all or any party of the Collateral, such laws of such other jurisdictions shall continue to apply to that extent.

(b)The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Ontario court or Canadian federal court sitting in Toronto, Ontario in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Province of Ontario or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.10    WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN

THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8.11    CONFIDENTIALITY.

(a)Each Party and each of their officers, directors and other advisers (each, a "Receiving Party") agrees to maintain the confidentiality of all Information of a confidential nature furnished or delivered to it pursuant to or in connection with the Transaction Documents. Such confidential Information may be used by the Receiving Parties only for the purpose for which it was disclosed to them and may be disclosed only for the purpose of or in connection with the transactions contemplated by the Transaction Documents to:

(i)such party's Affiliates or such party's or its Affiliates' directors, officers, employees, agents, accountants, auditors, legal counsel and other representatives (collectively, "Receiving Party Representatives"), in each case, who need to know such information for the purpose of assisting in the negotiation, completion and administration of such Transaction Documents, provided that any such Receiving Party Representative is made aware of the Receiving Party's obligations under this Section 8.11 prior to such disclosure being made;

(ii)such party's permitted assigns, transferee, successors and participants to the extent such disclosure is made pursuant to a written agreement to hold such information upon substantially the same terms as this Section 8.11 or such other terms as may be agreed by the Servicers and the Lenders;

(iii)any person who is a party to a Transaction Document;

(iv)the extent required by Applicable Law or requested or required by any Governmental Authority;

(v)the extent that such party needs to disclose the same for the exercise, protection or enforcement of any of its rights under any of the Transaction Documents or in connection with any action or proceeding relating to any Transaction Document or, in the case of the Administrative Agent, for the purpose of discharging, in such manner as it thinks fit, its duties or obligations under or in connection with the Transaction Documents in each case to such persons as require to be informed of such information for such purposes or, in the case of the Administrative Agent, in connection with transferring or purporting to transfer its rights and obligations to any successor Administrative Agent; and

(vi)if the applicable Party shall have consented, in writing, to such disclosure.

(b)No announcement or public disclosure, including but not limited to any press release, relating to the Commitments or the Loans and the transactions contemplated under the Transaction Documents may be made prior to receiving written approval from the Administrative Agent. If any of the Borrower Parties plan to publish any press release and/or other materials relating to the Commitments or the Loans and the transactions contemplated under the Transaction Documents or aspects of the to the Commitments or the Loans and the transactions contemplated under the Transaction Documents, the Borrower shall notify the Administrative Agent in writing of any such publication at least five (5) Business Days prior to such publication and provide a draft of such press release and/or other materials to the Administrative Agent for its review and approval.

SECTION 8.12    SEVERAL OBLIGATIONS; NON-RELIANCE; VIOLATION OF LAW.

The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Loans provided for herein. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.

SECTION 8.13    USA PATRIOT ACT.

Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA PATRIOT Act.

SECTION 8.14    DISCLOSURE.

The Borrower, each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its respective Affiliates.

SECTION 8.15    APPOINTMENT FOR PERFECTION.

Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in assets which, in accordance with the PPSA, the Securities Transfer Act (Ontario) or any other Applicable Law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent's instructions.

SECTION 8.16    INTEREST RATE LIMITATION.

Notwithstanding anything herein to the contrary, if at any time the Applicable Rate to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under Applicable Law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lenders holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon to the date of repayment, shall have been received by such Lender.

SECTION 8.17    NO ADVISORY OR FIDUCIARY RESPONSIBILITY.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm's-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 8.18    ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 8.19    JUDGMENT CURRENCY CONVERSION.

(a)The obligations of the Borrower hereunder and under the other Loan Documents to make payments in dollars or in CAD, as the case may be (the "Obligation Currency"), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Borrower of the full amount of the Obligation Currency expressed to be payable to the Borrower under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Administrative Agent's quoted rate of exchange prevailing, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

(b)If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date. Any amount due from the Borrower under this Section 8.19 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(c)For purposes of determining the prevailing rate of exchange, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

SECTION 8.20    CANADIAN ANTI-MONEY LAUNDERING LEGISLATION.

(a)The Borrower acknowledges that, pursuant to the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, government sanction and "know your client" laws (collectively, including any guidelines or orders thereunder, "AML Legislation"), the Secured Parties may be required to obtain, verify and record information regarding the Borrower and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Borrower, and the transactions contemplated hereby. The Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Secured Party or any prospective assignee or participant of a Secured Party or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b)If the Administrative Agent has ascertained the identity of the Borrower or any authorized signatories of the Borrower for the purposes of applicable AML Legislation, then the Administrative Agent:

(i)shall be deemed to have done so as an agent for each Secured Party, and this Agreement shall constitute a "written agreement" in such regard between each Secured Party and the Administrative Agent within the meaning of the applicable AML Legislation; and

(ii)shall provide to each Secured Party copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Secured Parties agrees that the Administrative Agent has no obligation to ascertain the identity of the Borrower or any of its authorized signatories on behalf of any Secured Party, or to confirm the completeness or accuracy of any information it obtains from the Borrower or any of its authorized signatories in doing so.

SECTION 8.21    AMENDMENT AND RESTATEMENT.

(a)This Agreement amends and restates the Original Credit Agreement. All rights, benefits, indebtedness, interest, liabilities and obligations of the parties pursuant to the Original Credit Agreement are hereby renewed, amended, restated and superseded in their entirety according to the terms and provisions set forth herein. This Agreement does not constitute, nor shall or result in, discharge or forgiveness of any amount payable pursuant to the Original Credit Agreement or any indebtedness or liabilities of the Borrower thereunder, all of which are renewed and continued and are hereafter payable and to be performed in accordance with this Agreement and the other Loan Documents. Neither this Agreement nor any other Loan Document extinguishes the indebtedness or liabilities outstanding in connection with the Original Credit Agreement or any of the Loan Documents, nor do they constitute a novation with respect thereto.

(b)All security interests, pledges, assignments, hypothecs and other Liens, and all registrations and filings related thereto in all applicable jurisdictions, previously granted by any Credit Party pursuant to the Original Credit Agreement or any of the Loan Documents shall remain in full force and effect as security for the Secured Obligations.

(c)Amounts in respect of interest, fees and other amounts payable to or for the account of the Administrative Agent or any Lender shall be calculated (i) in accordance with the provisions of the Original Credit Agreement with respect to any period (or a portion of any period) ending prior to the Effective Date, and (ii) in accordance with the provisions of this Agreement with respect to any period (or a portion of any period) commencing on or after the Effective Date.

(d)All references to Cash Money Cheque Cashing Inc. (Canada) in the Transaction Documents are now acknowledged to be references to Curo Canada Corp.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Signature Page to Second Amended and Restated Credit Agreement

CURO    CANADA    RECEIVABLES    LIMITED
PARTNERSHIP, by its general partner, CURO CANADA RECEIVABLES GP INC. as the
Borrower

By:
Name: Donald F. Gayhardt
Title: President and Chief Executive Officer

CURO CANADA RECEIVABLES GP INC. as
General Partner

By
Name: Donald F. Gayhardt
Title: President and Chief Executive Officer

WF MARLIE 2018-1, LTD.,
as Lender

By:

Name: Authorized Person
Title:

WATERFALL ASSET MANAGEMENT, LLC,
as the Administrative Agent

By:

Name:
Title

CAN_DMS: \142142078\8 13103835.4